102391/FFHA
                                                                     L3560-21844

                              1530 WILSON BOULEVARD
                               ARLINGTON, VIRGINIA
                                  OFFICE LEASE

                                     Tenant:

                            RCG/HAGLER, BAILLY, INC.

                                TABLE OF CONTENTS



LEASE   ....................................................................1

SCHEDULE....................................................................1

1.   Leased Premises........................................................1

2.   Term...................................................................1

3.   Projected Commencement Date............................................1

4.   Annual Base Rent.......................................................2

5.   Monthly Installment of Annual Base Rent................................2

6.   Tenant's Share.........................................................2

7.   Operating Expense Stop.................................................2

8.   Tenant's Type of Business..............................................2

9.   Security Deposit.......................................................2

10.  Broker.................................................................2

11.  Plan Date..............................................................2

12.  Tenant's Parking Permits in the Parking Garage of Building.............2

13.  Address for Notices....................................................3

14.  Tenant's Architect.....................................................4

15.  Building Standard......................................................4

16.  Exhibits to this Lease.................................................4

TERMS AND CONDITIONS........................................................5

1.   LEASE OF PREMISES......................................................5

2.   TERM...................................................................5

3.   RENT...................................................................5

4.   ADDITIONAL RENT........................................................7

     A.     DEFINITIONS....................................................17
            (i)  "Affiliate" ..............................................
            (ii) "Lease Year" .............................................
            (iii) "Taxes" .................................................
            (iv) "Operating Expenses" .....................................

     B.     EXPENSE ADJUSTMENT.............................................12
     C.     ADJUSTMENT TO EXPENSE CALCULATIONS.............................13

5.   USE OF LEASED PREMISES................................................13

6.   CONDITION OF LEASED PREMISES..........................................14

7.   SERVICES..............................................................14

     A.     LIST OF SERVICES...............................................14
     B.     EXCESS CONSUMPTION.............................................16
     C.     INTERRUPTION OF SERVICES.......................................17
     D.     CHARGES FOR SERVICES...........................................17
     E.     ENERGY AND WATER CONSERVATION..................................18

8.   REPAIRS...............................................................18

9.   ADDITIONS AND ALTERATIONS.............................................20

10.  COVENANT AGAINST LIENS................................................21

11.  INSURANCE.............................................................22

     A.     WAIVER OF SUBROGATION..........................................22
     B.     TENANT'S INSURANCE.............................................22

     C.     AVOID ACTION INCREASING RATES..................................24
     D.     LANDLORD'S INSURANCE...........................................24

12.  FIRE OR CASUALTY......................................................25

13.  WAIVER OF CLAIMS - INDEMNIFICATION....................................29

14.  NONWAIVER.............................................................29

15.  CONDEMNATION..........................................................30

16.  ASSIGNMENT AND SUBLETTING.............................................31

17.  SURRENDER OF POSSESSION...............................................34

18.  HOLDING OVER..........................................................34

19.  ESTOPPEL CERTIFICATE..................................................35

20.  MORTGAGE OR GROUND LEASE BY LANDLORD..................................35

21.  CERTAIN RIGHTS RESERVED BY LANDLORD...................................37

22.  RULES AND REGULATIONS.................................................40

23.  LANDLORD'S REMEDIES...................................................40

24.  TENANT'S REMEDIES.....................................................43

25.  EXPENSES OF ENFORCEMENT...............................................43

26.  COVENANT OF QUIET ENJOYMENT...........................................43

27.  SECURITY DEPOSIT AND SECURITY AGREEMENT...............................44

28.  REAL ESTATE BROKER....................................................45

29.  MISCELLANEOUS.........................................................45

     A.     RIGHTS CUMULATIVE..............................................45
     B.     TERMS..........................................................46
     C.     BINDING EFFECT.................................................46


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     D.     LEASE CONTAINS ALL TERMS.......................................46
     E.     DELIVERY FOR EXAMINATION.......................................46
     F.     NO AIR RIGHTS..................................................46
     G.     MODIFICATION OF LEASE..........................................46
     H.     INTENTIONALLY OMITTED..........................................46
     I.     TRANSFER OF LANDLORD'S INTEREST................................46
     J.     LANDLORD'S TITLE...............................................47
     K.     PROHIBITION AGAINST RECORDING..................................47
     L.     CAPTIONS.......................................................47
     M.     COVENANTS AND CONDITIONS.......................................47
     N.     ONLY LANDLORD/TENANT RELATIONSHIP..............................47
     O.     APPLICATION OF PAYMENTS........................................47
     P.     FURTHER DEFINITION OF LANDLORD.................................47
     Q.     TIME OF ESSENCE................................................48
     R.     GOVERNING LAW..................................................48
     S.     PARTIAL INVALIDITY.............................................48
     T.     INTEREST.......................................................48
     U.     PROHIBITED MACHINES............................................48
     V.     CERTIFICATES...................................................48
     W.     ASSURANCE OF PERFORMANCE.......................................48
     X.     COUNTERPARTS...................................................49
     Y.     SURVIVAL PROVISION.............................................49
     Z.     COMMON AREAS PROVISION.........................................49
     AA.    WAIVER OF JURY TRIAL...........................................49
     BB.    PROCESS........................................................49
     CC.    SUBMISSION OF LEASE............................................49
     DD.    TAXES..........................................................49

30.  NOTICES...............................................................50

31.  LIMITATION OF LANDLORD'S LIABILITY AND ON COUNTERCLAIMS...............50

32.  PARKING...............................................................50

33.  AUTHORITY OF TENANT...................................................51

34.  AUTHORITY OF LANDLORD.................................................51


                                       -v-
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                                      LEASE
                                      -----

            This Lease is made as of the 25th day of October, 1991, between WILSON BOULEVARD VENTURE, a Virginia general partnership, hereinafter referred to as "Landlord", and RCG/HAGLER, BAILLY, INC., a District of Columbia corporation, hereinafter referred to as "Tenant". The term "Building" as used herein refers to the building at 1530 Wilson Boulevard, Arlington,, Virginia, and containing approximately 167,511 rentable square feet. The land on which the Building is located, as it may be replatted from time to time, currently comprises approximately 1 acre, is described on Exhibit A attached hereto and is hereinafter referred to as the "Land". The Building and the Land, together with any other improvements now or hereafter located on the Land, are hereinafter collectively referred to as the "Property". The following Schedule is an integral part of this Lease.

                                    SCHEDULE

1.Leased Premises: Suite 900, consisting of approximately and hereby deemed to include 16,803 rentable square feet (determined in accordance with the Washington, D.C. Association of Realtors Standard Method of Measurement), more or less, located on the ninth (9th) floor of the Building. Subject to any terms and provisions of this Lease to the contrary, the Leased Premises shall include the right to use, in common with Landlord and other tenants of the Building, and their respective invitees, customers and employees, the halls, toilet and sanitary facilities on the ninth (9th) floor, first (1st) floor and lower level of the Building, as well as the sidewalks and delivery areas on the Property. [See Paragraph l]*

2.Term: The period from the Commencement Date until the day that is the tenth
(10th), anniversary of the Commencement Date.
      [See Paragraph 2A]

Projected Commencement Date: January 2, 1992
      [See Paragraph 2D]

4.Annual Base Rent: $28 per rentable square foot in the Leased Premises, increased and abated pursuant to the terms of this Lease, including, without limitation, Paragraphs 4 and 5 of Exhibit C attached hereto.
----------
* For convenience, this Schedule sets forth in [brackets] cross references showing where the terms defined in the Schedule are first used in the Terms and Conditions or Exhibits of this Lease. These cross references are not intended to modify or affect in any way the provisions of this Lease.

      [See Paragraph 3A and Exhibit C, Paragraphs 4 and 5]

5.Monthly Installment of Annual Base Rent: The quotient that results from dividing Annual Base Rent by twelve (12). [See Paragraph 3A]

6.Tenant's Share: The quotient that results from dividing the number of rentable square feet in the Leased Premises by 167,511.
      [See Paragraph 4]

7.Operating Expense Stop: The product that results from multiplying the total amount of operating Expenses (as hereafter defined) of the Property during the 1992 calendar year, as adjusted to provide for, among other things, a ninety-five percent (95%) occupied and fully assessed and completed Building and Property pursuant to Paragraph 4 of this Lease, by the Tenant's Share.
      [See Paragraph 4]

8.Tenant's Type of Business: General office use compatible with a first-class office building in Arlington County, Virginia.
      [See Paragraph 5]

9.Security Deposit: $39,207

10.Broker: Julien J. Studley, Inc.
      [See Paragraph 28]

11.Plan Date: October 18, 1991
      [See Exhibit B, Paragraph 1A]

12.Tenant's Parking Permits in the Parking Garage of Building: A total of 24 Parking Permits, consisting of Parking Permits for six (6) reserved and eighteen
(18) unreserved parking spaces.
      [See Paragraph 32 and Exhibit C, Paragraph 8]

13.Address for Notices: [See Paragraph 30]

      If to Landlord:

                      Lincoln Property Company
                      1530 Wilson Boulevard
                      Suite 200
                      Arlington, Virginia  22209
                      Attention:  Mr. William M. Hickey

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      with a copy to each of the following:

                      Winstead Sechrest & Minick, P.C.
                      1025 Thomas Jefferson Street, N.W.
                      Suite 305W
                      Washington, D.C.  20007
                      Attention:  Mr. Charles T. Clark

                      Spitzer & Feldman, P.C.
                      405 Park Avenue, 6th Floor
                      New York, New York  10022
                      Attention:, Mr. Edwin Weinberg

If to Tenant before Tenant's occupancy of the Leased Premises:

                      RCG/Hagler, Bailly, Inc.
                      370 L'Enfant Plaza, SW
                      Suite 700
                      Washington, D.C. 20024
                      Attention:  Mr. Henri-Claude Bailly

      but, after Tenant's occupancy of the Leased Premises:

                      RCG/Hagler, Bailly, Inc.
                      1530 Wilson Boulevard
                      Suite 900
                      Arlington, VA  22209
                      Attention:  Mr. Henri-Claude Bailly

      and in either case, with a copy to:

                      RCG  International,   Inc.
                      Park Avenue Plaza
                      New York, New York 10055
                      Attention:  Howard Steinberg, Esquire

Tenant's Architect:  Smith, Blackburn, Stauffer
        [See Exhibit B, Paragraph 1A]

15.Building Standard: The standard tenant improvements for the Building to be installed in the Leased Premises, as described in Addendum II to Exhibit B attached hereto.

16.Exhibits to this Lease: The following are all of the Exhibits attached to this Lease, each of which is incorporated herein by reference for all purposes:

        Exhibit A - Legal Description of Land
        Exhibit B - Work Letter
        Exhibit C - Additional Terms and Provisions of this Lease
        Exhibit D - Outline of Leased Premises
        Exhibit E - Cleaning Specifications
        Exhibit F - Guaranty of Monetary Obligations

      This Lease is subject to the Terms and Conditions and the provisions of any Exhibits attached hereto, which Terms and Conditions and Exhibits are hereby made a part of this Lease.

LANDLORD:                                          TENANT:

WILSON BOULEVARD VENTURE,                          RCG/HAGLER, BAILLY, INC.,
a Virginia general partnership                            a District of Columbia
                                                   corporation

By:     Lincoln Property Company            By: /s/ Henri-Claude Bailly
                                                --------------------------------
   No. 2057 Limited, a                          Name: Henri-Claude Bailly
        Virginia limited partnership            Title: Chairman of the
        as General Partner                              Board and Chief
                                                        Executive Officer

By: /s/ William C. Duvall
    ---------------------
    William C. Duvall, as
    General Partner

                              TERMS AND CONDITIONS

1.LEASE OF PREMISES

      Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Leased Premises described in the Schedule (herein so called) appearing in pages 1 through 4 of this Lease and designated on the Outline of Leased Premises attached hereto as Exhibit D, subject to the covenants, terms, and provisions of this Lease. Subject to any terms and provisions of this Lease to the contrary, Tenant shall have access to the Leased Premises at all times during the Term.

2.TERM

      A. The Term described in the Schedule shall commence on the Commencement Date, as determined pursuant to Paragraph 2B hereof, and shall continue until the last day of the Term set forth in the Schedule, unless the Term is renewed or terminated earlier in accordance with the provisions of this Lease.

      B. The "Commencement Date" shall be the date that is earlier of the date that is thirteen (13) days after the date on which the Leased Premises are Substantially Completed (as defined in Exhibit B attached hereto) or the date that Tenant commences beneficial use of the Leased Premises. Tenant shall be deemed to have commenced beneficial use of the Leased Premises on the date Tenant takes possession, uses or occupies any of the Leased Premises.

      C. On or promptly after the Commencement Date, Landlord and Tenant agree to execute a written declaration setting forth the Commencement Date, the date upon which the Term will expire, and the following agreements: (i) except for any uncompleted Punch List Items (as defined in Exhibit B), Landlord has fully completed the Tenant Work under the terms of this Lease; and (ii) the Leased Premises are tenantable, Landlord has no further obligation for construction (except with respect to any uncompleted Punch List Items), and Tenant acknowledges that the Building, the Leased Premises and the Tenant Work are satisfactory in all respects, except for Latent Defects (as hereinafter defined) and any uncompleted Punch List Items, and are suitable for Tenant's type of business, as set forth in the Schedule.

      D. It is presently anticipated that the Tenant Work will be, and Landlord shall use reasonably diligent efforts to cause the Tenant Work to be, Substantially Completed, except for any uncompleted Punch List Items, on or before the Projected Commencement Date; provided, however, the failure of the Tenant Work to be Substantially Completed, except for any Latent Defects and uncompleted Punch List Items, on or before the Projected Commencement Date, shall not be a breach or default by Landlord under this Lease and Landlord shall not have any liability whatsoever to Tenant on account thereof and this Lease shall not be rendered void or voidable as a result thereof; provided further, however, if the Tenant Work is not Substantially Completed, except for any Latent

Defects and uncompleted Punch List Items, on or before January 3, 1992, Landlord shall pay to Tenant, for each day [not to exceed fourteen (14) days] after January 3, 1992, that the Tenant Work has not been Substantially Completed, except for any Latent Defects and uncompleted Punch List Items, the per them sum of $1,188.71, as Tenant's sole and exclusive remedy therefor, except that Tenant shall have the option to terminate this Lease by giving Landlord written notice of such termination: (a) on or before April 12, 1992, in the event the Tenant Work is not Substantially Completed, except for any Latent Defects and uncompleted Punch List Items, on or before April 2, 1992, and such failure is due to no cause, event or matter beyond Landlord's control; or (b) on or before July 12, 1992, in the event the Tenant Work is not Substantially Completed, except for any Latent Defects and uncompleted Punch List Items, on or before July 2, 1992, for any reason whatsoever.

3.RENT

      All payments due hereunder from Tenant shall be made to Landlord's agent at the office of the Building, or to such other persons or at such other place as Landlord may from time to time designate in writing, in coin or currency which, at the time of payment, is legal tender for private or public debts in the United States of America. All payments due hereunder shall be made without demand or notice except as expressly required under this Lease, and without any abatement, set-off, offset or deduction whatsoever, except as expressly provided for under this Lease or in any other agreement expressly referred to herein. Tenant agrees to pay the aggregate amount of the following, any and all of which are hereby declared to be "Rent":

      A. The Annual Base Rent set forth in the Schedule is payable monthly in the amount of the Monthly installment of Annual Base Rent set forth in the Schedule, in advance, on or before the first day of each and every month during the Term, without demand or notice, except as expressly required under this Lease, and, except as expressly provided for under this Lease, without any abatement, set-off, offset or deduction whatsoever; except that (i) Tenant shall pay an amount equal to one full Monthly Installment of Annual Base Rent at the time of execution of this Lease, which amount shall be credited to the first Rent payable hereunder: and (ii) if the Term commences other than on the first day of a month or ends other than on the last day of a month, the Monthly Installment of Annual Base Rent for such month shall be prorated based on the number of days in such month.

      B. Additional Rent (hereinafter defined), including, without limitation, all estimated monthly installments thereof.

      C. All other and further sums payable or to become payable by Tenant to Landlord pursuant to the provisions of this Lease.

      D. Interest from the date that is seven (7) days after the due date of each payment becoming due under this Lease until paid at the rate per annum (the "Interest Rate") equal to the lesser of either (i) the rate which is equal to two percentage points plus the rate announced from time to time by The Riggs National Bank of Washington, D.C. as its base or prime rate of interest whether or not such rate is actually the lowest rate charged by such bank to corporate or other customers, or if such rate is unavailable such other similar rate or standard chosen by Landlord in the exercise of its reasonable discretion, or (ii) the maximum rate allowed under applicable law; but neither the pay ment of such interest nor the payment of the late fee described below shall excuse or cure any default by Tenant under this Lease.

      E. A late fee equal to five percent (5%) of any payment, or portion thereof, becoming due under this Lease which payment is not paid by the seventh
(7th) day following its due date; pro vided, however, that regardless of whether such late fee constitutes or is deemed to be interest under applicable law, the sum of all interest contracted for, charged or received hereunder shall not exceed the maximum amount of interest allowed under applicable law.

Without limiting any of the other obligations of Tenant which survive the expiration or earlier termination of this Lease, Tenant's obligation to pay all Rent due under this Lease shall survive the expiration or earlier termination of this Lease.

4. ADDITIONAL RENT

      In addition to paying the Annual Base Rent specified in Paragraph 3A hereof, Tenant shall pay as "Additional Rent" the amounts determined pursuant to the succeeding provisions of this Paragraph 4. Any delay in the computation, notice or charge of any item of Additional Rent shall not be deemed a default hereunder by Landlord or a waiver of Landlord's right to collect such item of Additional Rent. If Landlord has not notified Tenant of the amount of each monthly installment of Additional Rent payable during a particular Lease Year as described below by the commencement of such Lease Year, Tenant shall continue to make each monthly installment payment of Additional Rent thereafter in the amount set f orth in the latest notice or notices f rom Landlord. Thereafter, when the notice from Landlord for the current Lease Year is given, an appropriate adjustment in the monthly installment amounts previously paid by Tenant may be required by Landlord.

      A. DEFINITIONS. As used in this Paragraph 4, the following terms shall have the following meanings:

            (i) "Affiliate" shall mean, with respect to any Person (as hereinafter defined) (a) any other Person that directly or indirectly Controls (as hereinafter defined), is Controlled by or is under common Control with the same, (b) any officer, director or partner of the same or of such other Person, and (c) any member of the immediate family of the same, any such other Person or any such officer, director or partner. A Person shall be deemed to have "Control" of: (I) a trust, if such Person is a trustee or Controls a trustee thereof; or (II) any other Person (excluding any such trust), if the Person to be deemed to have Control directly or indirectly or acting in concert with one or more other Persons, owns, Controls or holds with power to vote, or holds proxies representing, more than fifty percent (50%) of the voting shares or rights of such other Person, or Controls in any manner the election or appointment of a majority of the directors or trustees of such other Person, or is a general partner in or has contributed more than fifty percent (50%) of the capital of such other Person. For purposes of this paragraph, the term "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

            (ii) "Lease Year" shall mean the period during the Term from the Commencement Date until the last day of the calendar year in which the Commencement Date occurs, and each twelve (12) month period thereafter during the Term. Any portion of the Term in the calendar year in which the Term ends shall be a Lease Year even if it comprises fewer than twelve (12) months.

            (iii) "Taxes" shall mean all real estate taxes and assessments, special or otherwise, and gross receipts taxes, levied or assessed upon or with respect to the Property, but excluding penalties or other charges caused by any negligent failure by Landlord to pay any such taxes or assessments prior to the date they become delinquent. All references to Taxes "for" a particular year shall be deemed to refer to Taxes payable during such year without regard to when such Taxes are assessed or levied. "Taxes" shall also include, in the year paid, all reasonable fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, and any refund of Taxes for the year in which such refund is received but only to the extent such refund relates to Taxes paid within the Term. Notwithstanding anything in this paragraph to the contrary, should the Commonwealth of Virginia, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Property, (a) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or supplementation to such real estate taxes, or (b) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Property or the personal property used in connection therewith, all such taxes, assessments, fees or charges (hereinafter collectively referred to as "in lieu of taxes") shall be deemed to constitute Taxes hereunder. Except as hereinabove provided with regard to "in lieu of taxes", Taxes shall not include any corporate, franchise, internal revenue, inheritance, estate, succession, gift, net income or capital stock tax. The amount of special taxes or special assessments to be included in Taxes shall be limited to the amount of the installments of special taxes or special assessments required to be paid for a particular year; however, to the extent it is commercially reasonable under the circumstances to do so, in Landlord's reasonable determination, Landlord shall elect the longest period of time allowed by the authority imposing a special tax or special assessment in which to pay installments of such special tax or special assessment. Taxes shall include all special assessments for capital improvements which are incorporated into the Property to the extent the cost of such capital improvements are paid by a third party, including, without limitation, a governmental authority, or are Operating Expenses. To the extent any tax or assessment is caused by improvements, additions or alterations made by Tenant in the Leased Premises the amount of such tax or assessment shall be paid by Tenant. Taxes shall not include taxes caused by any major structural change in the Property, such as adding or deleting floors, unless the costs of such change are Operating Expenses.

            (iv) "Operating Expenses" shall mean all Taxes and all expenses, costs and disbursements of every kind and nature (determined for each calendar year under sound accounting principles, consistently applied) paid or incurred by Landlord or any Affiliate of Landlord in connection with the ownership, management, operation, repair, replacement, maintenance, insuring and servicing of the Property, except the following:

                  (a) Depreciation, principal or interest payments, points or fees on loans secured by mortgages or trust deeds on the Property and ground rent payments, if any, except that payments of Taxes, insurance premiums and other amounts intended to be applied to the cost of owning, managing, operating, repairing, replacing, maintaining, insuring or servicing the Property shall be included in Operating Expenses even if they are paid to a lender or ground lessor or its designee.

                  (b) Costs of capital improvements, alterations, equipment and tools, and replacements of capital improvements, equipment and tools, except that Operating Expenses shall include such costs during the Term, as reasonably amortized by Landlord in accordance with sound accounting principles, consistently applied, with interest on the unamortized amount, at the Interest Rate, of (I) the costs of any capital improvement, repair, alteration or replacement completed after the date of this Lease which is reasonably intended in good faith by Landlord to reduce any component cost included within Operating Expenses, (II) the costs (not to exceed $25,000 per Lease Year) of any capital improvement or replacement completed after the date of this Lease which Land lord reasonably determines is necessary to keep the Property in compliance with governmental rules and regulations applicable from time to time thereto and
(III) the costs of reasonably necessary equipment not affixed to the Building which is used in providing janitorial or similar services; provided, however, except for those costs related to the Americans With Disabilities Act (which shall not exceed $15,000 per Lease Year of such $25,000 per Lease Year amount) any costs included under clause (II) above shall be limited to those costs arising only as a result of a change in any governmental rule or regulation;

                  (c) Any damage or loss to property insured by Landlord pursuant to this Lease resulting from a fire or other casualty, except for any such damage or loss in the amount of Landlord's insurance deductibles paid by Landlord per incident, which shall be limited to $.15 per rentable square foot in the Building;

                  (d) Costs of repairs, alterations or replacements caused by an exercise of any right of eminent domain to the extent net condemnation proceeds received by Landlord cover such costs;

                  (e) Costs incurred by Landlord with respect to goods and services (including,,without limitation, utility sold and supplied to Tenants and occupants of the Building) to the extent that Landlord receives reimbursement for such costs;

                  (f) Costs, including, without limitation, permit, license and inspection costs, incurred with respect to the installation of tenant improvements, additions or alterations made for other tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating any space for any such other tenants or other occupants of the Building;

                  (g) Depreciation and amortization, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third parties' services, all as determined in accordance with sound accounting principles, consistently applied;

                  (h) Leasing commissions, attorneys and other professional or consulting fees, design or engineering fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building and any consideration paid, given or delivered to other tenants as an inducement to lease space in the Building;

                  (i) Costs incurred by Landlord due to the negligence of Landlord, or its agents, servants or employees, or any Affiliate of Landlord, or any such Affiliate's agents, servants or employees, or to the violation by Landlord, or its agents, servants or employees, or any Affiliate of Landlord, or any such Affiliate's agents, servants, or employees, or, any tenants, of the terms and conditions of any lease of space in the Building or any applicable laws, statutes or codes;

                  (j) The cost increment paid for services in the Building, including, without limitation, management of the Building, to the extent the costs of such services exceed the costs of the same quality of such services rendered on a competitive basis by third parties who are not Affiliates of Landlord;

                  (k) Any compensation paid to clerks, attendants or other persons in, and any costs attributable solely to, commercial concessions operated by Landlord or in the parking garage of the Building;

                  (l) All items and services for which Tenant or any other tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

                  (m) Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or any tenant of the Building;

                  (n) Costs incurred in connection with all operations of the parking garage of the Building, except maintenance costs;

                  (o) Costs of salaries and related benefits of employees of Landlord above the level of the Building's property manager and costs of salaries and related benefits of employees of Landlord at and below the level of the Building's property manager who are not on-site employees at the Property to the extent such employees devote time to property other than the Property;

                  (p) Costs incurred in connection with the original construction of the base Building shell;

                  (q) Costs incurred in connection with, or expenses relating to, any major structural change in the Building, such as adding or deleting floors, unless such change is designed to improve the operating efficiency of the Building;

                  (r) Costs of correcting defects in, or inadequacy of, the initial design or construction of the Building;

                  (s) Any bad debt or rent loss, and any reserve for bad debt or rent loss;

                  (t) Costs associated with the operation of the business of the partnership or entity which constitutes Landlord or any Affiliate of Landlord, as such costs may be distinguished from the costs of operation of the Building, including the costs of accounting and legal organizational matters, costs of defending any law suits with any mortgagee (except as the actions of Tenant may be an issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees, if any, not engaged in Building operations, or disputes of Landlord with the Building's property manager;

                  (u) Fines, penalties and interest arising due to the delinquency or negligence of Landlord or any Affiliate of Landlord; and

                  (v) Any expense in connection with the ground floor and mezzanine levels which is payable exclusively in connection with a restaurant, bank or other exclusively retail oper ation, except for expenses that cannot reasonably be apportioned.

The Operating Expense Stop shall be increased by the product that results from multiplying the sum of the following, to the extent they were not included in Operating Expenses of the Property during the 1992 calendar year: (i) amounts that ordinarily would be included in Operating Expenses for the 1992 calendar year that were not included therein due to warranties or guarantees, and (ii) the cost of a full and normal management and maintenance staff for the Property during the 1992 calendar year. Landlord represents and warrants to Tenant that Landlord currently provides to tenants of the Building all services ordinarily and customarily provided by a Landlord of a first-class office building in Arlington County, Virginia. It is understood that Operating Expenses shall be reduced by all cash discounts, trade discounts or quantity discounts received by Landlord or any Affiliate of

Landlord or the manager of the Property in the purchase of any goods, utilities or services in connection with the operation of the Building or the Property. Landlord shall use reasonable efforts to make payments for goods, utilities and services in a timely manner and to obtain the maximum possible discount, to the extent it is commercially reasonable under the circumstances to do so, in Landlord's reasonable determination. Landlord agrees that, in the calculation of any costs or expenses to be included in Operating Expenses, no cost or expense shall be included more than once. Landlord shall use reasonable efforts to affect an equitable pro-ration of bills for services rendered to the Building and to any other Property owned by Landlord. Landlord shall use reasonable efforts to establish accurate estimates of the Operating Expenses for each Lease Year so as to be reasonably close to the actual Operating Expenses for such Lease Year.

      B. EXPENSE ADJUSTMENT. Tenant shall pay, as Additional Rent, an amount (hereinafter referred to as the "Expense Adjustment Amount") equal to Tenant's Share of the amount by which the Operating Expenses (subject to adjustment pursuant to Paragraph 4C hereof) incurred with respect to each Lease Year after the first Lease Year exceed the Operating Expense Stop set forth in the Schedule. If less than ninety-five percent (95%) of the Building's total rentable area shall have been occupied by tenants at any time during any Lease Year, then the Expense Adjustment Amount shall be increased to an amount which Landlord in good faith and in accordance with sound accounting principles, consistently applied, determines the Expense Adjustment Amount would have been for such Lease Year had occupancy of the Building been ninety-five percent (95%) throughout such Lease Year. If the Lease Year in which the last day of the Term occurs is shorter than twelve (12) months, the Operating Expense Stop shall be prorated based on the number of days in such Lease Year. The Expense Adjustment Amount with respect to each Lease Year shall be paid in monthly installments in advance on the first day of each and every calendar month during such Lease Year, in an amount estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with sound accounting principles, consistently applied. Landlord shall deliver to Tenant a reasonably detailed statement setting forth (a) the actual Operating Expenses and Expense Adjustment Amount for such Lease Year; (b) the total of the estimated monthly installments of the Operating Expense Adjustment Amount paid to Landlord for such Lease Year; and (c) the amount of any excess or deficiency of Expense Adjustment Amount previously paid with respect to such Lease Year. Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. Upon Tenant's written request, Landlord shall furnish Tenant with copies of all relevant tax bills with such statement. If the total of the estimated monthly installments paid by Tenant during any Lease Year exceeds the actual Expense Adjustment Amount due from Tenant for such Lease Year, such excess shall be refunded by Landlord within thirty (30) days after delivery to Tenant of such statement, provided Tenant is not then in default hereunder. In lieu of receiving such overpayment, provided Tenant is not then in default hereunder, Tenant, upon Landlord's prior written approval, may deduct the amount of such overpayment from the succeeding installment of Annual Base Rent or Additional Rent coming due hereunder. Tenant shall have no right to audit or inspect the records of Landlord or the Property, except as expressly provided in Exhibit C attached hereto.

      C. ADJUSTMENT TO EXPENSE CALCULATIONS. If less than ninety-five percent (95%) of the Building's total rentable area shall have been occupied by tenants at any time during any Lease Year, then Operating Expenses for such Lease Year shall be an amount which Landlord in good faith determines is the amount Operating Expenses would have been for such Lease Year had occupancy of the Building been ninety-five percent (95%) throughout such Lease Year. Tenant acknowledges that the method of computing the amount of Operating Expenses, prior to any adjustment, as stated in Paragraph 4B hereof, is based upon the assumption that Landlord will be providing identical services to all tenants in the Building.

5. USE OF LEASED PREMISES

      Tenant shall use and occupy the Leased Premises as an office for the type of business set forth in the Schedule and no other purpose. Tenant shall not use or occupy the Leased Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Property. Tenant shall comply with all present and future laws, ordinances, regulations, and orders of the United States of America, state and county governments, and any other public or quasi-public authority having jurisdiction over the Property, concerning the use, occupancy and condition of the Leased Premises and all machinery, equipment and furnishings therein. It is expressly understood that if any present or future law, ordinance, regulation order requires a certificate of occupancy or use permit for the Leased Premises, except as otherwise provided in Exhibit B, Tenant will obtain such certificate or permit at Tenant's own expense and will deliver a copy thereof to Landlord promptly when it is obtained. The cost of such compliance by Tenant shall be borne by Tenant under all circumstances, except as expressly provided to the contrary in Paragraph 8 of this Lease or unless such compliance is required as a result of Landlord's negligence or willful misconduct or by a breach by Landlord of any of Landlord's obligations hereunder.

6. CONDITION OF LEASED PREMISES

      The improvement of the Leased Premises by Landlord shall be accomplished in accordance with Exhibit B attached hereto. In no event shall Tenant be entitled to any credit against, or abatement of, Rent due to the existence of any Punch List Items as described in Exhibit B. No promise of Landlord to alter, remodel or improve the Leased Premises or the Property and no representation by Landlord or its agents respecting the condition of the Leased Premises or the Property has been made to Tenant or relied upon by Tenant other than as may be contained in Exhibit B attached to this Lease. By taking possession of the Leased Premises, the Tenant accepts the Leased Premises in the Building in its "As Is" condition, and the taking of the possession of the Leased Premises by the Tenant shall be conclusive evidence that the Leased Premises and the Building are in good and satisfactory condition, except for Latent Defects (as defined in Exhibit C) and uncompleted Punch List Items (as defined in Exhibit
B). Landlord shall complete the Punch List Items within forty-five (45) days following Landlord's approval, which approval shall not be unreasonably withheld, delayed or conditioned, of a list of the Punch List Items submitted to Landlord by Tenant after the Commencement Date. Such forty-five
(45) day period shall be extended to the extent Landlord's completion of the Punch List Items is delayed by any act of God, strike, lock out, labor difficulty, explosion, sabotage, accident, riot, civil commotion, act of war, result of any warfare or warlike condition in this or any foreign country, fire or other casualty, legal requirement, energy shortage or cause beyond the reasonable control of Landlord and Landlord has nevertheless used reasonably diligent efforts to complete any uncompleted Punch List Items. Landlord shall have access to the Leased Premises at all reasonable times in order to complete the Punch List Items. Tenant acknowledges that Landlord's completion of the Punch List Items may cause interference with the conduct of Tenant's business in the Leased Premises and Tenant waives any and all rights and remedies it has with respect to such interference; however, Landlord agrees to use reasonable efforts to minimize such interference.

7. SERVICES

      A. LIST OF SERVICES. Landlord shall provide the following services on all days during the Term, except Sundays and legal Federal holidays, unless otherwise stated:

            (i) Heating, ventilation and air conditioning service ("HVAC Service") when necessary for normal comfort in the Leased Premises, from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m. and on Saturday during the period from 9:00 a.m. to 1:00 p.m. (such periods are hereinafter referred to as "Standard Building Hours"). Subject to the terms and provisions of this Lease, Landlord shall furnish HVAC Service to the Leased Premises during any period of time other than Standard Building Hours upon Tenant's written request on Landlord's tenant work order form; provided, however, any such request shall be made during, and at least six (6) hours prior to the expiration of, Standard Building Hours on a weekday, other than a Federal holiday. The minimum period of HVAC Service that may be so requested is four (4) consecutive hours. Tenant will pay for all such HVAC Service so requested and furnished at Landlord's actual and direct costs therefor, with no markup by Landlord. To the extent another tenant, on the same floor in the Building as the floor to which Tenant has requested such HVAC Service for a period of time, has requested that such HVAC Service be provided during all or part of the same period, Landlord shall prorate the cost of such simultaneous HVAC Service between Tenant and such other tenant based on the proportionate sizes of Tenant's space and such other tenant's space to which simultaneous HVAC Service was furnished. Notwithstanding the foregoing, Landlord reserves the right to increase the hours and/or days during which the Standard Building Hours of the Building shall occur. The HVAC Service furnished by Landlord to the Leased Premises has been designed to produce indoor conditions noted below when the outdoor conditions are as stated below based upon the average consumption of 5 watts per usable square foot and occupancy averaging not more than one person per 200 usable square feet:

Summer:

        Indoor Conditions (maximum):
        73 degrees Fahrenheit, dry bulb

        Outdoor Conditions:
        93 degrees Fahrenheit, dry bulb
        75 degrees Fahrenheit, wet bulb (coincidental)

Winter:

        Indoor Conditions (maximum):
        72 degrees Fahrenheit, dry bulb

        Outdoor Conditions:
        14 degrees Fahrenheit, dry bulb

These specifications define the quality, character and amount of HVAC Service that Landlord is required to supply at the points at which the systems providing HVAC Service in the Building meet the distribution systems for HVAC Service in the Leased Premises. The actual temperature and humidity in the Leased Premises may be varied by, among other things, equipment used by Tenant, alterations made to the Leased Premises and the imposition of different temperature maintenance standards by governmental and quasi-governmental authorities. Landlord shall have no liability or responsibility for any such variation.

            (ii) Electricity services; provided that (a) the connected electrical load of the lighting and other receptacle equipment in the Leased Premises shall not exceed an average con sumption of 5 watts per usable square foot of' the Leased Premises; (b) the electricity so furnished will be at a normal 120 volts and no electrical circuit for the supply of the Leased Premises will have a current capacity exceeding 20 amperes; (c) no individual piece of electrically operated machinery or equipment shall draw in excess of 2 kilowatts; and (d) such electricity will be used only for equipment and accessories normal to office usage. Tenant shall not install or operate in the Leased Premises any electrically operated equipment or machinery that may exceed the requirements set forth in the preceding sentence without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Landlord may condition such consent upon the payment by Tenant of Additional Rent in compensation for the excess consumption of electricity or other utilities and compliance by Tenant with the terms and provisions of this Lease relating to improvements, alterations and additions with respect to any additional wiring or apparatus that may be occasioned by the operation of such equipment or machinery. Tenant shall bear the cost of replacement of all lamps, tubes, ballasts and starters for lighting fixtures that are not Building Standard (as hereinafter defined) lighting fixtures.

            (iii) Potable water for drinking in accordance with governmental requirements, hot and cold water from the regular Building lavatory outlets and water from the regular Building toilet outlets.

            (iv) Cleaning services in accordance with the specifications set forth in Exhibit E.

            (v) Automatic passenger elevator service.

            (vi) Elevator service for freight subject to scheduling by Landlord. Landlord agrees to use reasonable efforts to accommodate scheduling requests by Tenant. Tenant's use of elevator service for freight shall not occur during Standard Building Hours or on legal Federal holidays. Tenant shall reimburse Landlord for Landlord's costs incurred in such use. If Tenant, in using an elevator for freight, is vacating the Leased Premises (whether or not such vacation is in violation of the terms of this Lease), Tenant shall pay such cost to Landlord in advance of such vacation.

            (vii) Security, including, without limitation, a "Kastle Key" access system, or a reasonably equivalent system, for building access after, and a lobby attendant during, Standard Building Hours, as well as a building security system a fire safety system and an elevator floor "lock out" system.

            (viii) Structural repairs to the base Building shell and Base Construction.

      B. EXCESS CONSUMPTION. Subject to the provisions of Paragraph 7A(ii) above, at the option and cost of Landlord, Landlord may install check meters to electrical circuits serving Tenant's equipment to determine whether Tenant is consuming excessive electricity as compared to typical office tenants in Arlington County, Virginia. If Landlord determines pursuant thereto that Tenant's electricity consumption is excessive, Landlord may install submeters, at Tenant's sole cost and expense (which shall be Additional Rent), to ascertain Tenant's actual electricity consumption, and Tenant will thereafter pay for Tenant's excess consumption of electricity, at the then current price per kilowatt hour for the commercial service classification charged Landlord by the utility, as Additional Rent.

      C. INTERRUPTION OF SERVICES. Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service or for any diminution in the quality or quantity thereof, when such failure, delay or diminution is occasioned, in whole or in part, by maintenance, repairs, replacements, additions, alterations or improvements, by any strike, lockout or other labor trouble, by inability to secure water or electricity, gas (if any) or other fuel at the Building after reasonable effort so to do, by any accident, fire or casualty whatsoever, by act or default of Tenant or any other person or entity, by the exercise of Landlord's rights under Paragraph 7E or by any act or failure to act by any person or entity if it is beyond Landlord's reasonable control and not caused by the negligence or willful misconduct of Landlord, and no such failure, delay or diminution shall ever be deemed to constitute an actual or constructive eviction or disturbance of Tenant's use and possession of the Leased Pre mises or relieve Tenant from paying Rent or performing any of its obligations under this Lease; provided, however, to the extent any such failure, delay or diminution is caused by any circumstance described above, other than a fire or casualty covered by Paragraph 12 hereof, and Tenant's does not use the Leased Premises as a result thereof for a period of at least five (5) consecutive business days after Tenant has given written notice to Landlord of such interruption, then Tenant, as its sole remedy, shall be entitled to full abatement of Rent payable during the period of time following such five (5) consecutive business day period that such failure, delay or diminution continues as long as Tenant does not use the Leased Premises; provided, further, that in the event such failure, delay or diminution continues uninterrupted for a period of at least sixty (60) consecutive days following Tenant's written notice thereof to Landlord, then if Tenant has not used the Leased Premises during such sixty (60) consecutive day period Tenant shall be entitled to terminate this Lease as an additional remedy by giving to Landlord written notice of such termination prior to the seventieth (70th) consecutive business day of such uninterrupted failure, delay or diminution that Tenant does not use the Leased Premises, and this Lease shall terminate thirty
(30) days after Landlord's receipt of such notice from Tenant unless Tenant uses the Leased Premises or such interruption has ceased prior to the expiration of such thirty (30) day period. Upon such termination neither such party shall have any further right or obligation under this Lease, except that each party shall fulfill all obligations of such party which survive the termination of this Lease.

      D. CHARGES FOR SERVICES. Except as expressly provided herein to the contrary, charges for any service for which Tenant is required to pay from time to time hereunder, including, but not limited to, HVAC Service during any period of time other than Building Standard Hours, shall be due and payable within thirty (30) days after they are billed. If Tenant shall fail to make payment for any such service within such thirty (30) day period, Landlord may, after giving Tenant any ten (10) days notice of such failure and opportunity to cure required under Paragraph 18 of Exhibit C, discontinue any or all of such services until such payment, together with the payment of interest and any late charge due hereunder in connection therewith, is made by Tenant, and such discontinuance shall not be deemed to constitute an actual or constructive eviction or disturbance of Tenant's use and possession of the Leased Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

      E. ENERGY AND WATER CONSERVATION. Notwithstanding anything to the contrary in this Paragraph 7 or elsewhere in this Lease, Landlord, in its reasonable discretion, shall have the right to institute such policies, programs and measures as may be necessary or desirable for the conservation and preservation of water, energy or energy related services, or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or voluntary; provided, however, that Landlord agrees that any such policies, programs and measures which are not mandatory shall be made in a manner reasonably intended to minimize inconvenience to Tenant and shall not materially violate the terms of Paragraph 26 of this Lease.

8.REPAIRS

      Tenant shall use its best efforts to promptly and adequately notify Landlord in writing of any repairs and/or replacements to the Leased Premises or the Tenant Work (as defined in Exhibit B) that are necessary or appropriate. Upon Landlord obtaining knowledge of any repair and/or replacement to the Leased Premises or the Tenant Work (but not any alterations, additions or improvements made thereto) that is necessary or appropriate, Landlord will make such repair and/or replacement, except Landlord shall not be obligated to make any repair or replacement that is a result of ordinary wear or tear, or is a repair and/or replacement which Tenant is obligated to make pursuant to this Lease. Provided that Tenant has fulfilled its obligation in the first (1st) sentence of this Paragraph 8, any repair or replacement which Landlord is obligated to make pursuant to this Lease shall be made at Landlord's expense, except as expressly provided to the contrary in this Lease. Tenant shall be liable to Landlord for the cost of any repair or replacement which Landlord is obligated to make under this Paragraph 8 to the extent Tenant's failure to fulfill its obligation in the first (1st) sentence of this Paragraph 8 caused such cost to exceed the cost of such repair or replacement if Tenant had fulfilled such obligation.

      If Landlord fails to commence efforts to make any repair and/or replacement that Landlord is obligated to make under this Lease, other than a repair and/or restoration covered by Paragraph 12 hereof, within thirty (30) days from the date that Tenant gives Landlord such written notice of Landlord's obligation hereunder to perform any such repair and/or replacement, or within a shorter, reasonable period of time in the event of an emergency, and thereafter continue such efforts until such repair and/or replacement is completed, Tenant then, if such failure continues after Tenant has given Landlord a ten (10) day, or a shorter, reasonable period in the event of a emergency, written notice of Tenant's intent to make such repair and/or replacement, Tenant shall have the right, at its option, to perform such repair and/or replacement if Landlord has not made such repair and/or replacement during such ten (10) day period, subject to the other terms and provisions of this Lease, and Landlord shall reimburse Tenant the reasonable cost thereof approved in advance by Landlord in writing, and such approval shall not be unreasonably withheld, delayed or conditioned. Except in an emergency, prior to performing any repair and/or replacement allowed under this Lease, Tenant shall obtained Landlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned, of the contractor and each subcontractor which shall perform any part of such repair and/or replacement.

      Anything in this Lease to the contrary, notwithstanding, Tenant shall be obligated to perform and pay the cost of any repair and/or replacement to the Leased Premises, the improvements provided in connection with the Tenant Work and any alterations, additions or improvements made to the Tenant Work, the Building or the Property necessitated by the negligence or willful misconduct of Tenant, or any of its Affiliates, agents, employees, contractors, subcontractors, suppliers, invitees or guests. If Tenant fails to commence efforts to make any repair and/or replacement Tenant is obligated to perform under this Lease within thirty (30) days from the date that Landlord gives Tenant written notice of Tenant's obligation hereunder to perform any such repair and/or replacement, or within a shorter, reasonable period of time in the event of an emergency, and thereafter continue such efforts until such repair and/or replacement is completed, Landlord and its designee shall have the right, at Landlord's option, to enter the Leased Premises and perform such repair and/or replacement, and Tenant shall pay Landlord the reasonable costs thereof, including, without limitation, a percentage of the costs thereof [such percentage to be established by Landlord from time to time on a uniform basis for the Building, but such percentage shall not exceed ten percent (10%)] sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from the supervision of such repair and/or replacement by Landlord or Landlord's designee, promptly upon being billed for same.

      Notwithstanding the foregoing in this Paragraph 8, Landlord may, but shall not be required to, enter the Leased Premises at all reasonable times to make, at Landlord's cost and expense, such repairs, replacements, alterations, additions or improvements to the Leased Premises or to the Building or to any equipment located in the Building as shall be necessary or as Landlord may be required to do by contract, governmental authority or court order or decree. No such entry or repairs, replacements, alterations, additions or improvements by Landlord shall be deemed or construed to be a disturbance of Tenant's quiet and peaceable possession of the Leased Premises or a violation of any rights of Tenant or of any covenants or other obligations of Landlord under this Lease; provided, however, Landlord will use reasonable efforts to minimize interference with Tenant's rights under Paragraph 26 hereof. Repairs, replacements, alterations, additions and improvements to the Leased Premises required to be made by any governmental authority or court order or decree, or board of fire underwriters, shall be made by Landlord, at Landlord's expense, except to the extent such expense is included in Operating Expenses.

9. ADDITIONS AND ALTERATIONS

      A. Except for the Tenant Work to be constructed in accordance with Exhibit B attached hereto, Tenant shall not make any alterations, improvements or additions to the Leased Premises without the prior written consent of Landlord, which consent as to nonstructural, nonmechanical or nonelectrical alterations, improvements or additions shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the preceding sentence, Landlord's consent shall not be required for nonstructural, nonmechanical and nonelectrical alterations, improvements or additions, the total, aggregate cost of which is less than $2,500. If Landlord consents to said alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord deems appropriate, in its reasonable discretion, including, without limitation, requiring Tenant to furnish Landlord with security for the performance of the work and payment of all costs to be incurred in connection with such work; insurance against liabilities which may arise out of such work; plans and specifications; and all permits necessary for such work. The work necessary to make any alterations, improvements or additions to the Leased Premises other than the Tenant Work, whether prior to or subsequent to the Commencement Date, shall be done at Tenant's expense and shall be performed by employees of Landlord or contractors hired by Landlord except to the extent Landlord gives its prior written consent to Tenant's hiring its own contractors. Landlord may condition its consent to Tenant hiring its own contractors, on Tenant delivering to Landlord, prior to commencement of such work, copies of all contracts entered into with respect thereto and all other documents and information reasonably requested by Landlord. It is understood and agreed that, in the event Landlord shall give its written consent to the making of any alterations, improvements or additions to the Leased Premises, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Property to any mechanics, or materialmen's liens which may be filed in connection therewith. Tenant shall promptly pay to Landlord or Tenant's contractors, as the case may be, when due, the cost of all such work. If Landlord or Landlord's designee performs such work, Tenant shall also pay to Landlord a percentage of the cost of such work [such percentage to be established by Landlord from time to time on a uniform basis for the Building, but such percentage shall not exceed ten percent (10%)] sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs and expenses arising from the supervision of such work by Landlord or Landlord's designee with such work promptly upon being billed for same.

      Upon completion of any repair, replacement, alteration, improvement or addition performed by Tenant, or its contractors and subcontractors, Tenant shall deliver to Landlord, if payment is made by Tenant directly to its contractors, evidence of payment and contractors' and subcontractors' affidavits and full and final waivers of all liens for labor, services or materials, all in form and substance satisfactory to Landlord, from each contractor, subcontractor, supplier and other person or entity that may be entitled to a lien due to such repair, replacement, alteration, improvement or addition. To the extent Landlord or a contractor engaged by Landlord does not perform the work, Tenant shall indemnify, defend and hold Landlord and the Property harmless from, and shall pay, all liabilities, claims, judgments, costs, damages, liens and expenses related to any repair, replacement, alteration, addition or improvement performed by Tenant, or its contractors and subcontractors, including all reasonable attorneys' fees and legal costs, and Tenant shall require each of its contractors in each of its contracts to so defend and indemnify Landlord; provided, however, Tenant shall not indemnify, defend and hold Landlord harmless from the reasonable cost of any repairs and/or replacements which Landlord is obligated to make under Paragraph 8 hereof. All work done by Tenant or its contractors pursuant to Paragraphs 8 or 9 hereof shall be done in a first-class workmanlike manner using only the highest grades of materials, which shall be at least comparable in quality to Building Standard materials at the time of such work, and shall comply with all insurance requirements and all applicable laws, ordinances, rules, regulations and orders of all courts and other tribunals, governmental and quasi-governmental. departments and agencies. Any work undertaken by Tenant shall be performed by labor which is not incompatible with the labor employed in the Building by Landlord.

        B. Unless Tenant notifies Landlord prior to the construction of any alteration, improvement or addition (other than Tenant Work) that Tenant shall remove the same upon termination of this Lease and provides adequate assurance (including a reasonable amount of security) to Landlord, in Landlord's reasonable discretion, that any damage to the Leased Premises upon such removal shall be promptly repaired or restored by Tenant, at its sole cost, all alterations, improvements and additions to the Leased Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, shall without compensation to Tenant become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall, unless Landlord requests their removal (in which case Tenant shall remove the same as provided in Paragraph 17 hereof), be relinquished to Landlord in good order, repair and condition, except for ordinary wear and tear and repairs and/or replacements which Tenant is not obligated to make pursuant to this Lease. At the time Tenant requests in writing that Landlord consent to any alterations, improvements or additions, Tenant may request in writing that Landlord elect whether or not it will request their removal. If such election is so requested by Tenant, Landlord agrees to make such election in writing at the time it gives any written consent to such alterations, improvements or additions. Landlord's election with respect to any particular items shall not bind Landlord as to any other items that are not expressly covered by such election.

10. COVENANT AGAINST LIENS

      Tenant has no authority or power to, and shall not, cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's and/or Tenant's title or interest in the Property or the Leased Premises. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Property or the Leased Premises with respect to work or services performed or claimed to have been performed for, or materials furnished or claimed to have been furnished to, Tenant or the Leased Premises, and, in case of any such lien attaching or claim thereof being asserted, Tenant covenants and agrees to immediately notify Landlord of such lien and cause it to be immediately released and removed of record. In the event that such lien is not released and removed within ten (10) days after Landlord gives Tenant a written demand for the release and removal of such lien, or within any shorter period of time (with or without any such demand) if Landlord's interest in the Property, the Building or the Leased Premises might be jeopardized if Landlord were required to wait any such ten (10) day period, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice, either before or after such release or removal, pay or reimburse Landlord for all sums, costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such lien, together with interest thereon at the Interest Rate. The preceding two sentences shall not apply to liens filed by reason of Landlord's failure to pay any sums it has contracted to pay to mechanics, materialmen or others except to the extent Tenant had agreed to pay or reimburse Landlord for such sums and has not done so. Notwithstanding the foregoing in this Paragraph 10, if Tenant is diligently contesting any such lien, as determined in the reasonable discretion of Landlord, and Tenant, at its sole cost, has obtained a bond approved by Landlord, in its reasonable discretion, that prevents the foreclosure of such lien during such contest, Landlord shall not be entitled to obtain a release or removal of such lien by any payment which is reimbursable by Tenant. Tenant shall promptly provide to Landlord all information reasonably requested by Landlord to assist Landlord in determining whether Tenant is diligently contesting any such lien and whether such bond exists.

11. INSURANCE

      A. WAIVER OF SUBROGATION. Each party hereby waives any and every claim for recovery from such other party for any and all insurable perils, to the extent that such loss or damage is actually recovered under insurance policies, or would have been recoverable under insurance policies, if Landlord and Tenant continuously maintained the insurance coverage required under this Paragraph 11 during the Term. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation or otherwise to an insurance company (or any other person), Landlord and Tenant each agrees to give written notice of the terms of this mutual waiver to each insurance company which has issued, or in the future may issue, policies of physical damage insurance to it, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

      B. TENANT'S INSURANCE. Tenant shall purchase and, during the entire Term of the Lease, maintain insurance with terms, coverages and in companies reasonably satisfactory (but in no event with a Best's Rating of less than A- or a Best's Financial Size Category of less than Class X) to Landlord. Tenant agrees to secure such reasonable increases in limits as Landlord may from time to time reasonably request. Tenant shall maintain the following coverages in the following amounts:

            (i) Comprehensive General Liability Insurance, naming Landlord, the Building's property manager and all mortgagees as additional insureds, and covering, on an occurrence basis, claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Leased Premises, for limits of liability not less than:

        Personal and Advertising            $1,000,000 each occurrence
        Injury Liability                    $2,000,000 annual aggregate

        Property Damage Liability           $1,000,000 each occurrence
                                            $2,000,000 annual aggregate

        General Annual Aggregate            $2,000,000

        Products-Comp/OPS Aggregate         $1,000,000

        Umbrella Liability                  $15,000,000

        Insured Participation               0%

            (ii) Property Damage Insurance covering, on an occurrence basis, (A) all additions, improvements and alterations to the Leased Premises paid for by Landlord, directly or indirectly, including, without limitation, all floor coverings, wall coverings, window coverings and ceiling tile (whether or not such floor coverings, wall coverings, window coverings and ceiling tile are Building Standard) and all Tenant Work that is not Building Standard, and excluding the base Building shell, the Base Construction (as defined in Exhibit B attached hereto) and the Tenant Work, to the extent the Tenant Work is Building Standard (except for Building Standard floor coverings, wall coverings, window coverings and ceiling tile, as specifically provided above) and (B) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property in the Leased Premises, including, without limitation, the System Furniture (as defined in Exhibit B). Such insurance shall be written on an "all risks" of physical loss or damage basis and will have limits sufficient to cover the full replacement cost value of the covered items and name Landlord as additional insured and all mortgagees as loss payees (as their interests may appear). If requested by the holder of any mortgage now or hereafter placed against the Property, said insurance also shall include a standard mortgage clause for the benefit of such holder. The coinsurance clause of such insurance shall be waived and a replacement cost endorsement shall be included, which endorsement provides that in the event of loss, Tenant is fully reimbursed when replacing old with new without deduction for physical depreciation.

           (iii) Business interruption insurance in the amount of at least $500,000, sufficient to reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of, or access to the Leased Premises as a result of such perils.

           (iv) During such time as Tenant shall be constructing or contracting for the construction of any alterations, improvements or additions in the Leased Premises, Tenant shall carry builder's risk insurance, completed value form, covering all physical loss in an amount reasonably satisfactory to Landlord, naming as additional insureds Landlord, the Building's property manager and all mortgagees.

     Tenant shall, prior to the commencement of the Term, furnish to Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or cancelled without at least thirty (30) days' prior written notice to Landlord and Tenant. Such coverage shall apply or relate solely to the Property and not be diluted by claims against Tenant related to activities not applicable or related to the Property.

     C. AVOID ACTION INCREASING RATES. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of courts and all requirements of other governmental authorities, and shall not, directly or indirectly, make or allow to be made any use of the Leased Premises which may thereby be prohibited or be dangerous or cause injury to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Paragraph 11C, any insurance coverage is jeopardized or insurance premiums are increased, Landlord may exercise the option either to require Tenant to cease each activity which has jeopardized or increased the cost of the insurance coverage or make immediate payment of the increased insurance premium. If Landlord elects to require Tenant to cease each such activity Landlord shall give Tenant written notice that Tenant must cease such activity. Such notice from Landlord shall provide a cure period to Tenant of at least thirty (30) days, unless Landlord's insurance will be cancelled on a date earlier than the end of such thirty (30) day cure period if such activity has not ceased by such earlier date, in which event a shorter cure period may be given which allows Landlord a reasonable time to terminate this Lease and cause the cessation of such activity prior to such earlier date. If Tenant fails to cease each such activity within such cure period provided by Landlord, Landlord may terminate this Lease without any further notice or demand whatsoever by giving written notice of termination to Tenant and Tenant, without any further demand or notice whatsoever, shall be deemed to be automatically in default under this Lease.

        D. LANDLORD'S INSURANCE. Tenant acknowledges that Landlord is not obligated to carry insurance on any floor coverings, wall coverings, window coverings or ceiling tile in or about the Leased Premises (whether or not such floor coverings, wall coverings, window coverings or ceiling tile are Building Standard), or any other additions, improvements or alterations in or about the Leased Premises that are not Building Standard or on Tenant's furniture, furnishings, fixtures, equipment and/or improvements in or about the Leased Premises, including, without limitation, the Systems Furniture. Anything in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look to the insurance policies it carries, and not to Landlord, for reimbursement for any insurable perils that affect such property. Landlord, however, during the Term of this Lease, will maintain the following insurance with a company or companies having a Best's Rating of no less than A- and a Best's Financial Size Category of no less than Class X:

           (i) Property Damage Insurance covering, on an occurrence basis, the base Building Shell, Base Construction and the Tenant Work, to the extent the Tenant Work is Building Standard (except for Building Standard floor coverings, wall coverings, window coverings and ceiling tile, which Tenant shall insure as provided above). Such insurance shall be written on an "all risk" of physical loss or damage basis and will have limits sufficient to cover the full replacement cost value of the covered items. The coinsurance clause of such insurance shall be waived and will include a replacement cost endorsement, which endorsement provides that in the event of loss, Landlord is fully reimbursed when replacing old with new without deduction for physical depreciation.

           (ii) Comprehensive General Liability Coverage in the amount of at least $1,000,000 per occurrence and $2,000,000 in the aggregate.

           (iii) Umbrella Liability Coverage of at least $25,000,000.

Such insurance shall provide that it may not be changed or cancelled without at least thirty (30) days prior written notice to Landlord.

12. FIRE OR CASUALTY

     A. If less than a substantial portion (determined in accordance with Paragraph 12D below) of the Leased Premises or the Property shall be damaged by fire or other casualty, then Landlord shall repair and restore such damage, with reasonable promptness, subject to delays caused by insurance adjustments and matters beyond Landlord's reasonable control and to the provisions of Paragraphs 12B and 12C below. If all or at least a substantial portion of the Leased Premises or the Property shall be damaged by fire or other casualty Landlord shall repair and restore such damage as provided herein with reasonable promptness, except when Landlord estimates that the amount of time required to obtain insurance proceeds, obtain permits and substantially complete the repair and restoration of such damage will exceed one hundred eighty (180) days from the date of the fire or other casualty, Landlord shall give Tenant written notice of such estimate within forty (40) days of the date of such fire or other casualty and thereafter, Landlord and, subject to the terms and provisions of Paragraph 12E below, Tenant shall have the right to terminate this Lease as of the date of such fire or other casualty upon giving written notice to the other party at any time within sixty (60) days after the date of such fire or other casualty. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repair and restoration, except that if Landlord does not give Tenant such forty
(40) day notice, the repair and restoration of the Leased Premises, if any, is not substantially completed by Landlord or Tenant does not have reasonable access to the Leased Premises, on or before the date that is one hundred eighty
(180) days following the date of such fire or casualty and the failure of such repair and restoration to be substantially completed on or before such date is not due to matters beyond Landlord's reasonable control, Tenant may terminate this Lease by giving Landlord written notice of such termination on or before the day that is one hundred ninety (190) days following the date of such fire or other casualty. If Landlord does not give Tenant such forty (40) day notice and the repair and restoration of the Leased Premises, if any, is not substantially completed by Landlord or Tenant does not have reasonable access to the Leased Premises, on or before the date that is two hundred seventy (270) days following the date of such fire or casualty for any reason whatsoever, Tenant may terminate this Lease by giving written notice to Landlord of such termination on or before the two hundred eightieth (280th) day following such fire or casualty. In addition, if Landlord does not give Tenant such forty (40) day notice and the failure of Landlord to substantially complete any repair or restoration of the Leased Premises, or provide to Tenant reasonable access to the Leased Premises by the date that is two hundred seventy (270) days following such fire or casualty is caused, in whole or in part, by matters beyond Landlord's reasonable control, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of such termination on or before such two hundred eightieth (280th) day. Rent, however, shall abate on those portions of the Leased Premises as are, from time to time, untenantable and not used or occupied by Tenant as a result of such fire or other casualty , except as otherwise provided in this Paragraph 12.

     B. Anything in this Lease to the contrary notwithstanding, in no event shall Landlord be obligated to make any expenditure for the repair or restoration of damage caused by a fire or other casualty in excess of the sum of the insurance proceeds actually received by Landlord on account of such fire or other casualty. In addition, Landlord shall have the right to terminate this Lease in the event (a) Landlord's insurance is insufficient to pay the full cost of such repair and restoration and such fire or other casualty was caused by the negligence or willful misconduct of Tenant, or any of its Affiliates, agents, employees, contractors, subcontractors, suppliers, invitees or guests, (b) any mortgagee fails or refuses to make such insurance proceeds available for repair and restoration, (c) zoning or other applicable laws or regulations do not permit such repair or restoration, or (d) at least twenty percent (20%) of the rentable square feet in the Building is damaged by such fire or other casualty. In the event Landlord terminates this Lease due to the occurrence of a fire or other casualty, to the extent such fire or casualty was not caused by the negligence or willful misconduct of Tenant and the Leased Premises were untenantable during such period and Tenant did not use occupy such untenantable portions of the Leased Premises, Tenant's Rent payable under this Lease shall be abated during the period beginning on the date of such fire or casualty and ending on the date of termination of this Lease. Notwithstanding anything to the contrary in this Lease, in the event the Leased Premises or the Property is damaged by fire or other casualty resulting from the negligence or willful misconduct of Tenant, or any of its Affiliates, agents, employees, contractors, subcontractors, suppliers, invitees or guests, and this Lease is not terminated by Landlord, Tenant shall not be released from its obligations hereunder, including, without limitation, its duty to pay Rent, which Rent shall not be abated. Except as expressly provided herein to the contrary, upon any termination of this Lease by Landlord or Tenant under this Paragraph 12 neither Landlord nor Tenant shall have any obligations to the other under this Lease, other than those obligations which survive the expiration or earlier termination of this Lease.

     C. Notwithstanding anything in this Lease to the contrary, Landlord shall have no duty under this Lease to repair or restore (i) any trade fixtures, furnishings, furniture, including, without limitation, the Systems Furniture, equipment or personal property belonging to Tenant, or any of its Affiliates, agents, employees, contractors, subcontractors, suppliers, invitees or guests, or (ii) any portion of the alterations, additions or improvements in the Leased Premises or the decorations thereto; provided that, subject to the other provisions in this Paragraph 12, Landlord shall be obligated to repair such alterations, additions, improvements and decorations to the extent, and only the extent, they are part of the base Building shell, the Base Construction or the Tenant Work that is Building Standard (excluding specifically, however, all Building Standard floor coverings, wall coverings, window coverings and ceiling tile). If, after a fire or other casualty, Tenant desires any repairs or restoration that Landlord is not obligated to perform under this Lease, and if Landlord consents thereto, the same shall be done at Tenant's sole cost and expense subject to all of the provisions of Paragraph 9 hereof. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage carried by Tenant for damage to alterations, additions, improvements, decorations and other property paid for by Landlord either directly or indirectly or through an allowance to Tenant or which otherwise would become the property of Landlord at the end of the Term under the provisions of this Lease, including, without limitation, insurance proceeds relating to the Systems Furniture, Tenant Work that is not Building Standard and floor coverings, wall coverings, window coverings and ceiling tile; provided, however, if Landlord is obligated or has elected to repair or restore the Leased Premises, Landlord shall place such insurance proceeds in escrow upon receipt thereof, and thereafter, if no default under this Lease exists and is continuing beyond any applicable notice or cure period, disburse to Tenant the insurance proceeds for the Systems Furniture, Tenant Work that is not Building Standard and floor coverings, wall coverings, window coverings and ceiling tile to replace the Systems Furniture, Tenant Work that is not Building Standard and floor coverings, wall coverings, window coverings and ceiling tile for which such proceeds were paid to Landlord in a manner mutually agreed to by Landlord and Tenant. Tenant acknowledges that Tenant shall have no right to insurance proceeds payable or paid to Landlord under any insurance Landlord maintains.

     D. For purposes of Paragraphs 12 and 15 hereof, damage or condemnation of a "substantial portion" of the Leased Premises or the Property shall have occurred only if, as a result of any damage, more than 50% of the rentable area of the Leased Premises is untenantable, Tenant has not used or occupied any of the untenantable portions of the Leased Premises, Tenant has used its best efforts to consolidate its offices and work space, and to take all other actions necessary for the conduct of Tenant's business, in the tenantable areas of the Leased Premises, but the conduct of Tenant's business, as it existed on the day prior to the date of such fire or other casualty, in the tenantable areas of the Leased Premises thereafter remains unfeasible, and Landlord fails to give Tenant notice, within fifty (50) days following the date of such fire or other casualty, that Landlord will provide Temporary Leased Premises (as defined in Paragraph 12E below) to Tenant or if the Property or a smaller part of the Leased Premises has been damaged or condemned and Landlord determines that it is not economically prudent to repair and restore the undamaged or uncondemned part of the Property to its condition and use prior to the damage or condemnation.

     E. In the event the Leased Premises shall be damaged by fire or other casualty and such fire or other casualty renders all or at least a substantial portion of the Leased Premises untenantable by Tenant and Landlord estimates that the amount of time required to obtain insurance proceeds, obtain permits and substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date of the fire or other casualty, and gives Tenant written notice of such estimate within forty (40) days of the date of such fire or other casualty, Landlord may substitute for the Leased Premises, or any untenantable portion of the Leased Premises which Tenant has not used or occupied, other premises in the Property (herein referred to as the "Temporary Leased Premises"); and if Tenant is already in occupancy of the Leased Premises, then in addition, Landlord shall pay the expenses of Tenant's moving to the Temporary Leased Premises and for improving the Temporary Leased Premises so that they are adequate for Tenant to conduct its business therein during the repair and restoration of such damage. Upon Tenant's request, any move by Tenant pursuant to this Paragraph 12E shall be made during evenings, weekends or otherwise so as to incur the least inconvenience to Tenant. In the event Landlord elects to provide Temporary Leased Premises to Tenant, Landlord shall give Tenant notice of such election within fifty (50) days after the date of such fire or other casualty. If Landlord gives such notice to Tenant, Tenant shall have no right to terminate this Lease pursuant to Paragraph 12A; provided, however, if the Temporary Leased Premises are not and available for Tenant's possession on or before the date that is ninety (90) days following the date of such fire or other casualty and the failure of such Temporary Leased

Premises to be so improved and available is not due to events beyond Landlord's reasonable control, Tenant may terminate this Lease by giving Landlord written notice of such termination on or before the day that is one hundred (100) days following the date of such fire or other casualty; provided, fur ther, however, that if the Temporary Leased Premises are not available for Tenant's possession on or before the date that is one hundred fifty (150) days following the date of such fire or other casualty for any reason whatsoever, Tenant may terminate this Lease by giving Landlord written notice of such termination on or before the day that is one hundred sixty (160) days following the date of such fire or other casualty.

13. WAIVER OF CLAIMS - INDEMNIFICATION

           Subject to the terms and provisions of Paragraph 8 hereof requiring Landlord to make certain repairs and/or replacements, Landlord shall not be liable to Tenant or its employees, agents, servants or other invitees or guests or to any third party for any damage either to person or property, whether resulting from the loss of use thereof or otherwise, sustained by Tenant or by other persons due in whole or in part to the Property or any part thereof or any appurtenances thereof becoming out of repair, or due to the occurrence of any act, neglect, accident or event on the Property or any part thereof, including, without limitation the Leased Premises, or due to any act or neglect of any tenant or occupant of the Property or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by or from gas, electricity, snow, frost, ice, rain, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property stored or placed upon the Leased Premises, or being delivered to or from the Leased Premises, and upon loading docks, receiving and holding areas, freight elevators, or other areas of the Property, shall be at the risk of Tenant only, and the Landlord shall not be liable for any loss or damage thereto or theft thereto. Without limitation of any other provisions hereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord, and its Affiliates, partners, and partners of such partners, officers and directors, agents and employees from and against all loss, damage or liability incurred by Tenant, or any of its Affiliates, agents, employees, contractors, subcontractors, suppliers, invitees or guests, or by any other persons or entities, in connection with the Leased Premises and, to the extent, and only the extent, such loss, damage or liability is caused by the negligence or willful misconduct of Tenant, or any of its Affiliates, agents, employees, contractors, subcontractors, suppliers, invitees or guests, in any way related to the Property. Tenant also recognizes it will not be entitled to any abatement or diminution of any Rent as a result of any of the foregoing occurrences, except as otherwise expressly provided herein to the contrary, nor shall the same release Tenant from its obligations hereunder or constitute an eviction. Notwithstanding the foregoing in this Paragraph 13, Landlord agrees to defend, protect, indemnify and save harmless Tenant from and against liability incurred by Tenant and its officers, directors, Affiliates, agents and employees of Tenant) to the extent, and only the extent, the damage to person or property described in the first sentence of this Paragraph 13, or any loss, damage or theft described in the third sentence of this Paragraph 13, is caused by the negligence or willful misconduct of Landlord, or any of its Affiliates, agents, employees, contractors, subcontractors, suppliers, invitees or guests.

14. NONWAIVER

      No waiver of any provision of this Lease shall be implied by any failure of either party hereto to enforce any remedy on account of the violation of such provision, even if such viola tion be continued or repeated subsequently, and no express waiver shall effect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term hereof or create a new tenancy or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice of the commencement of a suit for possession of the Leased Premises or after final judgment for possession of the Leased Premises Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive, affect or nullify said notice, suit or judgment. Neither the payment by Tenant of a lesser amount than the monthly installment of Annual Base Rent, Additional Rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of Rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sums or to pursue any other remedy available to Landlord.

15.CONDEMNATION

      A. If the whole or any substantial portion of the Building or of the Leased Premises shall be taken in, or transferred in lieu of, condemnation or any like proceedings (all of which are sometimes referred to herein as "condemnation"), the Term, at the option of Landlord or, subject to Landlord's rights under Paragraph 12E hereof, Tenant, shall end upon the date when the part so taken or transferred shall become vested in the condemning authority and Rent shall be apportioned as of the date of such termination. Landlord shall be entitled to receive the entire award from any condemnation without any payment to Tenant. Nothing contained herein shall prevent Tenant from pursuing a separate claim against the condemning authority of the value of furnishings, equipment and trade fixtures installed in the Leased Premises at Tenant's sole expense and for relocation expenses, provided that such claim shall in no way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation. If Landlord or Tenant does not so end the Term as a result of the taking or transfer, this Lease shall remain in effect and the Rent payable hereunder shall be equitably adjusted based on the square footage of the Leased Premises taken or transferred.

      B. Notwithstanding anything to the contrary contained herein, in the event of a condemnation of only the right to possession of all or any part of the Leased Premises for a fixed period of time or other temporary condition no longer than ninety (90) consecutive days or for the duration of an emergency no longer than ninety (90) consecutive days, then this Lease shall continue in full force and effect without any abatement of Rent, but the amounts payable by the condemning authority with respect to any period of time prior to the expiration or sooner termination of this Lease shall be paid by the condemning authority to Landlord. Landlord shall apply the amount of condemnation proceeds toward the amount of Rent or any other sums due from Tenant for the period, and Tenant shall pay to Landlord any deficiency between the amount thus paid by the condemning authority and the amount due from Tenant. Any excess of such condemnation proceeds over the amounts payable by Tenant shall be retained by Landlord.

16. ASSIGNMENT AND SUBLETTING

      A. Tenant shall not (i) assign, sublet, convey or mortgage this Lease or any interest hereunder; (ii) permit to occur or permit to exist any assignment, of this Lease, or any lien upon Tenant's interest, voluntarily or by operation of law, (iii) subject the Leased Premises or any part thereof to any encumbrance; or (iv) permit the use or occupancy of the Leased Premises by any parties other than Tenant and its employees. The actions described under clauses
(i), (ii), (iii) and (iv) in the preceding sentence are sometimes referred to below collectively as "assignment or subletting". Any such action on the part of Tenant shall constitute a breach of this Lease and such action shall automatically be deemed void and of no effect. Landlord's consent to any assignment or subletting shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment or subletting.

      B. Except as expressly hereafter set forth below in this Paragraph 16B, no such assignment or subletting and no consent by Landlord to any assignment or subletting or election by Landlord to accept any absolute assignee or subtenant shall release Tenant or any subsequent Tenant from any covenant or obligation under this Lease and Tenant shall continue to be liable as a principal, and not as a guarantor or surety, to the same extent as if no such assignment or subletting had been made; provided, however, Landlord agrees to release Tenant from its obligations under this Lease if a permitted assignee of it has a consolidated net worth equal to or greater than Two Million Eight Hundred Fifty Thousand and No/100 Dollars ($2,850,000.00).

      C. If Tenant is a corporation, any transaction or series of transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of all or a substantial portion of the capital stock of Tenant, whether voluntary, involuntary or by operation of law, any sale or transfer of all or any substantial portion of the assets of Tenant, or any combination of any of the foregoing transactions), shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of Paragraphs 16A and 16B. Notwithstanding any of the foregoing in this Paragraph 16C, however, Landlord's consent shall not be required for any merger (under which the surviving corporation owns at least all of the assets of Tenant and is obligated to perform all of Tenant's obligations to Landlord under this Lease or otherwise and to any mortgagee of the Property, or any part thereof) or either of the following, provided that Landlord receives written notice thereof within thirty (30) days of the effective date thereof and all documents reasonable requested by
Landlord: (a) any consolidation or reorganization of Tenant, or any sale, gift, redemption or transfer of all of the assets of Tenant, if immediately and continually thereafter all of such assets, which assets shall include, without limitation, this Lease, are owned by an entity and such entity has expressly, in a written document delivered to Landlord, or is clearly deemed by law to have assumed all obligations (then existing and future) of Tenant under this Lease; or (b) any one (1) time consolidation or reorganization of Tenant, or any one
(1) time sale, gift, redemption or transfer of substantially all of the assets of Tenant, if immediately thereafter at least substantially all of the assets of Tenant, which assets shall include, without limitation, this Lease, are owned by an entity and such entity has expressly, in a written document delivered to Landlord, or is clearly deemed by law to have, assumed all obligations of Tenant under this Lease. If Tenant is a partnership, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or any change in any partner's interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Paragraph 16C.

        D. In the event Landlord consents to an assignment, as consideration for Landlord's consent, Tenant shall pay to Landlord as and when received by Tenant, as Additional Rent, an amount equal to 50% of the Assignment Profit (hereinafter defined). For purposes of this Paragraph 16, the term "Assignment Profit" shall mean an amount equal to all sums and other consideration, including, without limitation, any and all non-cash consideration, paid or otherwise provided to Tenant by the assignee for or by reason of any such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof, or in the case of rental thereof, less the lease cost of such items, all determined on the basis of sound accounting principles, consistently applied) less the total amount of the following, as and when paid or otherwise provided by Tenant to the assignee or independent third parties in connection with such assignment: reasonable brokerage, advertising and attorneys fees, tenant finish costs and concessions, including, without limitation, any and all non-cash consideration (such as the provision of furniture).

        In the event Landlord consents to a sublease, as consideration for Landlord's consent, Tenant shall pay to Landlord, as Additional Rent, an amount (the "Excess Sublease Profit") equal to 50% of the difference that results from subtracting (a) the product that results from multiplying the weighted average Sublease Profit for the Leased Premises on a per rentable square foot basis by 5,601 from (b) the product that results from multiplying the weighted average Sublease Profit for the Leased Premises on a per rentable square foot basis by the number of rentable square feet of the Leased Premises subleased. Such Additional Rent shall be paid to Landlord in monthly installments on the first
(lst) day of each month during each period, if any, of the Term when more than 5,601 rentable square feet of the Leased Premises have been simultaneously subleased. The amount of the monthly installment payable during each such period shall be the Excess Sublease Profit during such period divided by the number of months during such period, as the amounts of such monthly installment and Excess Sublease Profit, and as such number of months during such period, shall be adjusted from time to time to reflect changes thereto resulting from new subleases and expiration and early termination of subleases. For purposes of this Paragraph 16, the term "Sublease Profit" shall mean in any year of the Term of this Lease (i) any rents, additional charges and other consideration, including, without limitation, any and all non-cash consideration, paid or provided to Tenant under or in connection with any such sublease, which is in excess of the Rent accruing during such year of the Term of this Lease in respect of the subleased space, plus (ii) all sums paid f or the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, or other personal property (less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof, or in the case of rental thereof, less the lease cost of such items, all determined on the basis of sound accounting principles, consistently applied, which net unamortized or undepreciated cost or lease cost, as the case may be, shall be deducted from the consideration paid or otherwise provided in connection with such sale in equal monthly installments over the balance of the term of the sublease, each such monthly deduction to be in an amount equal to the quotient of the net unamortized or undepreciated cost or lease cost, as the case may be, divided by the number of months remaining in the term of such sublease), less, from the foregoing, the total amount of the following, as and when paid or otherwise provided by Tenant to the sublessee or independent third parties in connection with such sublease and the reasonable costs incurred by Tenant to segregate the subleased space from the Leased Premises, prorated in equal monthly amounts over the term of the sublease: the actual cost of services provided by Tenant to the sublessee or assignee (not to exceed $500 per sublease or assignment), reasonable brokerage, advertising and attorneys fees, tenant finish costs and concessions, including, without limitation, any and all non-cash consideration (such as the provision of furniture).

        Tenant shall furnish Landlord with a sworn statement, certified by an officer of Tenant, setting forth in detail the computation of any Assignment Profit or Sublease Profit and Excess Sublease Profit, and Landlord, or its representatives, shall have access, at all times during regular business hours to the books, records and papers of Tenant in relation thereto, and may make copies thereof. If a part of the consideration for such sublease or assignment shall be payable other than in cash, the payment of any Assignment Profit or Excess Sublease Profit to Landlord shall be payable based on the cash and the cash equivalent of all non-cash consideration. In no event shall any such sublease create or be construed to create a landlord/tenant relationship between Landlord and such sublessee.

        E. Tenant shall pay to Landlord upon demand by Landlord, notwithstanding that Landlord may have withheld its consent to any assignment or sublease contemplated by this Paragraph 16, an amount sufficient to reimburse Landlord for all direct costs and expenses that may be evidenced by invoice or receipt in relation to any request for Landlord's consent to an assignment or sublease (not to exceed $500 per such request), including, without limitation, reasonable attorney's fees and costs relating thereto, but excluding salaries, wages and fringe benefits of Landlord's employees, in determining whether to grant or withhold any consent contemplated by this Paragraph 16 or otherwise in connection with any assignment or subletting hereunder.

17. SURRENDER OF POSSESSION

      Upon the expiration of the Term or upon the earlier termination of this Lease, or Tenant's tenancy or right of possession, whether by lapse of time or at the option of Landlord or Tenant as herein provided, or as otherwise provided by law, Tenant shall forthwith surrender the Leased Premises, together with all fixtures and appurtenances thereto, and the Above-Standard Allowance Systems Furniture (as described in Exhibit C), all in good order, condition and repair, ordinary wear and tear excepted and, with respect to the real property, also excepting any repairs and/or replacements which Tenant is not obligated to make pursuant to this Lease, and shall, subject to the terms of Paragraph 9B and if Landlord so requires, restore the Leased Premises to the condition existing at the beginning of the Term, ordinary wear and tear, and repairs and/or replacements that Tenant is not obligated to make under this Lease, excepted. Any interest of Tenant in the alterations, improvements and additions to the Leased Premises made or paid for by Tenant or any person or entity other than Landlord shall, without compensation to Tenant or any such other person or entity, become Landlord's property at the termination, cancellation or expiration of this Lease by lapse of time or otherwise and such alterations, improvements and additions shall be relinquished, subject to the terms of Paragraph 9B, to Landlord at such time in good condition, ordinary wear and tear, and repairs and/or replacements that Tenant is not obligated to make under this Lease excepted. Prior to the expiration of the Term or the earlier termination of this Lease, or of Tenant's tenancy or right of possession, Tenant shall remove (a) its office furniture, trade fixtures and office equipment, except for the Above-Standard Allowance Systems Furniture described above in this Paragraph 17, which shall be left in the Leased Premises and become Landlord's property, and (b) all other items of property on the Leased Premises not belonging to Landlord except property leased by or through Landlord. Any property of Tenant remaining in the Leased Premises after the Term may be seized by Landlord and disposed of in any manner Landlord desires, and Tenant shall not be entitled to any such seized property or to any proceeds or other property resulting from any such disposition.

18. HOLDING OVER

            Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Leased Premises, both because Landlord will require an extensive period to locate a replacement tenant and because Landlord will plan its entire leasing and renovation program for the Building in reliance on the expiration dates for leases of space in the Building. Tenant also acknowledges that if Tenant fails to surrender the Leased Premises at the expiration or termination of the Term, it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the amount of Annual Base Rent and Additional Rent that would have been payable had the Term continued during such holdover period. Therefore, Tenant shall pay to

Landlord an amount equal to the greater of (a) fair market rent for the Leased Premises, as reasonably determined by Landlord, or (b) one hundred fifty percent (150%) of the monthly installment of Annual Base Rent and one hundred fifty percent (150%) of one-twelfth (1/12) of the Additional Rent paid by Tenant during the previous calendar year. Such amount shall be paid on the first day of each month or portion thereof for which Tenant shall retain possession of the Leased Premises or any part thereof after the expiration of the Term or the earlier termination of this Lease, whether by lapse of time or otherwise. Tenant also shall pay all costs incurred and damages sustained by Landlord, whether direct or consequential, on account of such holding over. Landlord agrees to use reasonable efforts to minimize any such consequential damages, but in no event shall Landlord be obligated to expend any sum or incur any cost in connection with such efforts. The provisions of this Paragraph 18 shall not be deemed to limit or constitute a waiver or any other rights or remedies of Landlord provided herein or at law.

19. ESTOPPEL CERTIFICATE

            Tenant agrees that from time to time upon written request of Landlord, Tenant will deliver to Landlord within ten (10) days after Landlord's aforesaid request therefor, a statement in writing by Tenant or Tenant's duly authorized representative having knowledge of the following facts, certifying
(i) that this Lease is unmodified and in full force and effect or, if there have been modifications, a description of each such modification, and that the Lease as modified is in full force and effect; (ii) the dates to which Rent and other charges have been paid; (iii) that Landlord is not in default under any provisions of this Lease, or, if in default, the nature thereof in reasonable detail; and (iv) such further matters as may be reasonably requested by Landlord, it being intended that any such statement may be relied upon by any mortgagees or prospective mortgagees or any prospective or subsequent purchaser or transferee of all or a part of Landlord's interest in the Property. Tenant shall execute and deliver to Landlord whatever instrument may be reasonably required by Landlord for such purposes, and in the event Tenant fails so to do within such ten (10) day period after Landlord's written request therefor, Tenant, without any demand a further notice of any kind whatsoever, except for a written notice from Landlord to Tenant that Tenant shall automatically be in default under this Lease if such instrument is not executed and delivered by Tenant to Landlord within five (5) business days from the date of such notice, automatically shall be in default under this Lease.

20. MORTGAGE OR GROUND LEASE BY LANDLORD

        A. Tenant hereby agrees that, except as expressly provided in that certain Subordination, Non-Disturbance and Attornment Agreement (the "Subordination") dated of even date with this Lease and executed and acknowledged by Landlord, Tenant and VIB, N.V., a Netherlands corporation, this Lease shall be subject and subordinate to (i) any mortgage that has been or may hereafter be placed upon the Property and to all amounts secured thereby and
(ii) to any ground lease of the Land, the Building, or both, that has been or may hereafter be entered into and to all renewals, modifications, consolidations and extensions of any of the foregoing, except to the extent that any such mortgage or ground lease provides otherwise, and in the event of a foreclosure of any such mortgage or of a conveyance in lieu thereof or of a termination of any such ground lease, at the request of the mortgagee, or purchaser at foreclosure, or the ground lessor, Tenant will attorn to the mortgagee or to the purchaser at any foreclosure sale or to the ground lessor, as the case may be; provided that Tenant's quiet enjoyment of the Leased Premises, as provided for under Paragraph 26 hereof, shall not be disturbed by such mortgagee or purchaser unless Tenant is in default hereunder. This provision is acknowledged by Tenant to be self-operative and no further instrument shall be required to effect such subordination of the Lease. However, notwithstanding the foregoing provi sions of this Paragraph 20A, Tenant agrees that, upon written notice to Tenant, a mortgagee or ground lessor shall have the right at any time to subordinate any such mortgage or ground lease, respectively, to this Lease on such terms and subject to such conditions as such mortgagee or ground lessor may deem appropriate in its discretion. Upon such mortgagee or ground lessor giving Tenant the written notice referred to in the preceding sentence, the subordination of such mortgage or ground lease to this Lease shall be self-operative and no further instrument shall be required to effectuate such subordination of such mortgage or ground lease to this Lease. Tenant, within ten (10) days of Landlord's written request, shall execute, acknowledge and deliver such further instruments as any mortgagee or ground lessor may reasonably request from Tenant to evidence any subordination and attornment described in this Paragraph 20A, which instrument shall not be less, and shall be as favorable to such mortgagee or ground lessor as the Subordination is to VIB, N.V. In the event Tenant fails to execute, acknowledge and deliver to Landlord any such instrument within such ten (10) day period, Tenant, without any demand or further notice of any kind whatsoever, except for a written notice from Landlord to Tenant that Tenant shall automatically be in default under this Lease if such instrument is not executed, acknowledged and delivered by Tenant to Landlord within five (5) business days from the date of such notice, automatically shall be in default under this Lease.

        B. In no event shall any mortgagee, any purchaser at a foreclosure sale or any ground lessor have any personal liability whatsoever for any warranties or representations of Landlord hereunder or in connection herewith or any liability for any security deposit or other sums deposited with Landlord or for any previous prepayment of Rent for a period greater than one (1) month unless such amounts have been delivered to such mortgagee, purchaser or ground lessor, as the case may be.

        C. Provided Tenant receives written notice of the name and address of a mortgagee or ground lessor having an interest in the Property, Tenant agrees that in the event of any act or omission by Landlord hereunder which could give Tenant the right to terminate this Lease or to claim a partial or a total eviction (without implying that any such right exists), Tenant shall not exer cise any such right until it has notified in writing such mortgagee or ground lessor and such mortgagee or ground lessor shall have failed to commence the curing of such act or omission within thirty (30) days of such notice and to diligently pursue the cure thereof until completed.

        D. Tenant hereby agrees that it will not pay any monthly installment of Annual Base Rent or any monthly estimated payment of Additional Rent for more than one month in advance, except as required by Paragraph 3A or with the consent of the mortgagee or ground lessor.

        E. As used in this Lease, the term "mortgage" shall mean and include any deed of trust, mortgage or trust deed or any other similar security instrument; the term "mortgagee" shall mean and include any mortgagee under a mortgage or trustee under a deed of trust or any beneficiary or other party secured by a mortgage; the term "ground lease" shall mean and include any ground lease or master lease of the Land or the Building, or both; the term "ground lessor" shall mean and include any lessor under a ground lease or master lease or any other party in the nature of a ground lessor; and the term "foreclosure" shall mean and include the foreclosure, sale under a power of sale, or similar enforcement of a mortgage or deed in lieu thereof.

        F. Tenant hereby agrees that the provisions of this Paragraph 20 shall apply in the event of a foreclosure or a termination of any such ground lease, notwithstanding the fact that the mortgagee or ground lessor thereunder, directly or indirectly, owns or has an interest in Landlord or an interest in the Property in addition to its interest under such mortgage or ground lease.

        G. Tenant acknowledges that, although Landlord has obtained the execution and acknowledgment of the Subordination by VIB, N.V., a current mortgagee of the Property and partner in Landlord, Landlord in no manner whatsoever represents or warrants to Tenant that any other mortgagee or ground lessor will execute and acknowledge the same agreement. Furthermore, Tenant acknowledges that the Subordination shall not necessarily be evidence of what a reasonable subordination, non-disturbance or attornment agreement would be in the event a mortgagee or ground lessor hereafter requests any such agreement.

21. CERTAIN RIGHTS RESERVED BY LANDLORD

        Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Leased Premises and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

        A. To change the name or street address of the Building.

        B. To install, affix and maintain any and all signs on the exterior and on the interior of the Building and elsewhere on the Property in accordance with then-current sign ordinances and safety codes. No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Buildings except on the directories and the doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense except as may be provided in the work letter attached hereto as Exhibit B. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense.

        C. To decorate and also to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Property, or any part thereof, and for such purposes to enter upon the Leased Premises, upon prior written or verbal notice to Tenant (unless Landlord, in its reasonable discretion, deems an emergency), and during the continuance of any said work, to temporarily close doors, entryways, public space and corridors in the Building, all without affecting any of Tenant's obligations hereunder, so long as the Leased Premises are reasonably accessible and usable.

        D. To furnish door keys for the entry door(s) in the Leased Premises at the commencement of the Term and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Leased Premises, subject to any applicable governmental regulations. Tenant agrees to purchase only from Landlord additional duplicate keys as required and change no locks and, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, to affix no locks on doors of or in the Leased Premises. Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Lease Premises, unless such disclosure is in violation of governmental regulations.

        E. To designate and approve all blinds, curtains, drapes, shades, screens, lights, and ceilings such that when viewed from the exterior or public lobbies of the Building, the Building pre sents a uniform, attractive appearance. Tenant shall comply with all such reasonable standards prescribed by Landlord.

        F. To reasonably approve, reasonably disapprove, and otherwise restrict and regulate the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Leased Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Leased Premises only at such times and in such manner and using facilities in and about the Building as Landlord shall direct in writing; provided, however, that any such approval concerning safes and vaults in the Leased Premises shall not be unreasonably withheld, delayed or conditioned. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Leased Premises without the prior written consent of Landlord. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system or electrical system of the Lease Premises or the Building, without first obtaining the prior written consent of Landlord.

Machines and equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, upon Landlord's prior written approval, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord, in Landlord's reasonable discretion. Movement of Tenant's property into or out of the Building or Leased Premises and within the Building is entirely at the risk and responsibility of Tenant, except that Landlord shall be liable for damage or loss caused by the negligence or willful misconduct of Landlord, any Affiliate of Landlord, or any agent, employee, contractor, subcontractor or servant of Landlord or any such Affiliate, and Landlord reserves the right to require permits satisfactory to Landlord before allowing any property to be moved into or out of the Building or Leased Premises.

        G. To establish controls and rules for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Leased Premises and all person using the Building after normal office hours, unless such controls or rules violate governmental regulations.

        H. To regulate delivery and service of supplies and the usage of the loading docks, receiving areas and freight elevators unless such regulation violates governmental regulations.

        I. To show the Leased Premises to all prospective tenants within the last six (6) months of the Term, and to purchasers or lenders at all reasonable times and, if the Leased Premises are vacated or abandoned, to show the Leased Premises to all prospective tenants at all reasonable times.

        J. To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Leased Premises at reasonable locations provided that the same does not make the Leased Premises untenantable or interfere unreasonably with the Tenant's rights under Paragraph 26 of this Lease.

        K. Upon prior verbal or written notice to Tenant (unless Landlord, in its reasonable discretion deems an emergency), to enter the Lease Premises at any reasonable time to inspect the Leased Premises and to perform Landlord's obligations hereunder or under any lease to a tenant of the Building (except janitorial services, which services shall be performed without prior notice and, unless otherwise requested by Tenant, will be performed after hours). After the completion of the initial improvements to the Leased Premises, Landlord shall give Tenant at least one day's prior oral or written notice of each entry except in an emergency.

        L. To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building. If in connection with the maintenance of the Building or Landlord's providing services required of it hereunder, any services or supplies are made available by Landlord or an Affiliate thereof, or Landlord arranges a master contract therefor, Tenant agrees to obtain its requirements therefor, if any, from Landlord or from the con-tractor under any such con tract, provided that the charges therefor are comparable to the charges customarily charged by third parties in the market.

        M. To control access to parking areas on the Property by means of "key cards" or otherwise, to reconfigure the parking areas, to close off parking areas and to designate certain on-site parking spaces as reserved parking spaces, as long as there is adequate parking to satisfy the requirements of all applicable laws, ordinances, codes, rules and regulations of any governmental agency having jurisdiction of the Property.

        N. To retain, or to grant to any person, exclusive right to use and/or lease the roof and the sidewalks, parking areas (except as otherwise provided herein) and other exterior areas of the Property.

        O. To alter the boundaries of the Land, grant easements or dedications regarding the Land, resubdivide the Land or to combine the Land with other lands.

        P. To subject the Property to covenants, conditions and restrictions which are intended to ensure the harmonious and orderly use of the Building and to provide for the maintenance and upkeep of common areas, and this Lease shall be subject and subordinate to all such covenants and conditions now or hereafter imposed provided that they do not unreasonably interfere with Tenant's rights under Paragraph 26. Tenant agrees to observe and be bound by each and every covenant and restriction to which the Land is now subject or is hereinafter subjected, insofar as any such covenant or restriction affects the Leased Premises or Tenant's use thereof provided that they do not unreasonably interfere with Tenant's rights under Paragraph 26. Landlord agrees to enforce the provisions of this Paragraph 21 in a nondiscriminating manner.

22. RULES AND REGULATIONS

        Landlord shall have the right from time to time to prescribe rules and regulations which, in its reasonable judgment, may be desirable for the use, entry, operation and management of the Leased Premises and Building, each of which rules and regulations and all amendments thereto shall become a part of this Lease at such time as they are prescribed or issued by Landlord. Tenant shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant hereunder. Landlord shall not promulgate a new rule or regulation, nor change an existing rule or regulation, when such new rule or regulation or change is prejudicial only to Tenant in comparison with other tenants of the Building.

23. LANDLORD'S REMEDIES

        If Tenant shall fail to pay all or any portion of the Rent or any installment thereof when due, or shall fail to pay any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant, or if Tenant shall violate or fail to perform any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such violation or failure to perform shall continue for thirty (30) days after written notice to Tenant, or if any violation or failure of Tenant involves a hazardous condition and is not cured by Tenant immediately upon notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant or any guarantor of this Lease, or if any involuntary petition in bankruptcy shall be filed against Tenant or any such guarantor under any federal or state bankruptcy or insolvency act and shall not have been dismissed within thirty (30) days from the filing thereof, or if a receiver or person acting as a receiver shall be appointed for Tenant or any such guarantor or any of the property of Tenant or such guarantor by any court and such receiver or person acting as a receiver shall not have been dismissed within thirty (30) days from the date of his appointment, or if Tenant or any such guarantor shall make an assignment for the benefit of creditors, or if Tenant or any such guarantor shall admit in writing its inability to meet its debts as they mature, or if the Leased Premises are vacated or abandoned during the Term (unless such vacating or abandoning of the Leased Premises is limited to no more than ninety (90) days during the Term or for the purpose of subletting the Leased Premises, or a portion thereof, to an approved sublessee or assigning the Leased Premises to an approved assignee), or if Tenant breaches or defaults under the Subordination, then, subject to the terms of Paragraph 18 of Exhibit C attached hereto, Landlord may treat the occurrence of any one or more of the events as a breach of and default under this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

        A. Landlord may terminate this Lease and the Term created hereby. With or without terminating this Lease, Landlord may forthwith repossess the Leased Premises. Further, unless expressly prohibited by applicable law, if Tenant shall be in default under this Lease, Landlord shall have all self-help remedies and shall have the right upon any termination of this Lease to cease supplying services and utilities for the benefit of Tenant and the Leased Premises. If necessary, Landlord may proceed to recover possession of the Leased Premises under and by virtue of applicable laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Whether or not this Lease is terminated, at Landlord's option, any renewal or expansion right that may be contained in this Lease shall terminate, and any consent or approval to be given by Landlord hereunder may be given or withheld in Landlord's sole and absolute discretion.

        B. With or without terminating this Lease, Landlord may, but shall be under no obligation to, relet part or all of the Leased Premises, for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord (which may include concessions, free rent and alterations of the Leased Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Leased Premises or any failure by Landlord to collect any rent due upon such reletting. For the purpose of such reletting, Landlord is authorized to decorate, repair (to the extent Tenant is or was obligated under this Lease to make any such repair), reasonably remodel or alter the Leased Premises at Tenant's expense.

        C. If Landlord shall fail to relet the Leased Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for the balance of the Term. If the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same to Landlord upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord which happen to exceed the amount of the Rent provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph 23 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not therefore reduced to judgment in favor of Landlord.

        D. At any time, with or without having relet the Leased Premises, in lieu of further damages pursuant to Paragraph 23C, Landlord may elect to recover damages from Tenant pursuant to this Paragraph 23D for the period following such election. Upon such election, Landlord shall be entitled to recover forthwith, as damages from Tenant, and Tenant shall thereupon be liable to Landlord for (in addition to any other sums or damages for which Tenant may be liable to Landlord), a sum of money equal to the excess, if any, of the value of the Rent provided to be paid by Tenant for the period that would have constituted the balance of the Term over the difference that results from subtracting from the fair market rental value of the Leased Premises for said period all anticipated expenses of reletting, which sum shall be immediately due and payable from Tenant to Landlord upon demand. Should the fair market rental value of the Leased Premises, or any part thereof, after subtraction therefrom of all anticipated expenses of reletting, for the balance of the Term exceed the value of the Rent provided to be paid by Tenant for the balance of the Term, upon Landlord reletting the Leased Premises, or any part thereof, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

        E. Anything in this Lease to the contrary notwithstanding, the actual damages recoverable by Landlord for a breach of, or default under, this Lease by Tenant shall not exceed the amount which Landlord would have received if Tenant fulfilled all of its obligations under this Lease, plus all costs of Landlord in enforcing this Lease, including, without limitation, reasonable attorneys' fees, and reletting the Leased Premises, or any part thereof. Under no circumstances whatsoever shall the preceding sentence be deemed or construed to limit in any way any special, consequential or punitive damages recoverable by Landlord due to any such breach or default nor limit the other rights and remedies of Landlord provided herein and allowed at law or equity. Nothing in this Lease will be construed to give Landlord the right to possession of any of Tenant's records, files, business records or customer names or records. It is expressly understood and agreed by Landlord and Tenant that the liabilities and remedies specified in this Paragraph 23 shall survive the expiration or earlier termination of the Lease.

24. TENANT'S REMEDIES

        There shall be default under and breach of this Lease by Landlord if Landlord shall fail to perform or observe any term, condition, covenant, or obligation required to be performed or observed by Landlord under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant, or obligation to perform by Landlord is of such a nature that the same cannot reasonably be performed within such 30-day period, such default shall be deemed to have been cured if Landlord commences such performance within said 30-day period and thereafter diligently undertakes to complete the same and completed the required acts within a reasonable time. Upon the occurrence of any such default, as Tenant's sole and exclusive remedy, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, including, without limitation, reasonable attorney's fees and reasonable court costs, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder, except as expressly provided to the contrary in this Lease.

25. EXPENSES OF ENFORCEMENT

        A. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord, without any notice to Tenant (unless other wise required by the other provisions of this Lease), may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the Interest Rate, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute Additional Rent due hereunder.

        B. If any action or proceeding is brought to enforce any term, covenant or condition of this Lease, the prevailing party in such action or proceeding shall be entitled to reasonable attorneys fees (including expenses and disbursements).

26. COVENANT OF QUIET ENJOYMENT

        Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, during the Term, shall peaceably and quietly have, hold and enjoy the Leased Premises subject to the terms, covenants, conditions, provisions and agreements hereof, without molestation or hindrance by Landlord or any party claiming throughor under Landlord. Tenant acknowledges and agrees that all rights of Tenant to use and occupy the Leased Premises and all rights, terms and conditions of this Lease are in all respects subject to all applicable zoning and land use restrictions, and to all covenants, conditions, and restrictions or record.

27. SECURITY DEPOSIT AND SECURITY AGREEMENT

        A. Tenant hereby deposits with Landlord the sum designated in the Schedule as "Security Deposit" (hereinafter referred to as "Collateral"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant arising hereunder. Landlord may, but shall not be obligated to, use, apply or retain the whole or any part of the Collateral for the payment of (i) any Rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and
(iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Leased Premises as provided in Paragraph 23. The use, application or retention of the collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after written demand therefor is made by Landlord, to deposit cash with Landlord in an amount sufficient to restore the Collateral to its original amount.

        B. If Tenant shall fully and faithfully comply with all the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant after the expiration of the Term or upon any later date after which Tenant has vacated the Leased Premises. In the absence of receipt by Landlord of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, or of the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Collateral. In such event, upon the return of the Collateral, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of and released from all liability under this Paragraph 27 or otherwise with respect to the Collateral.

        C. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Property and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Collateral to the transferee or mortgage. Upon such transfer or assignment, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Collateral and Tenant shall look solely to such transferee or mortgagee for the return of the Collateral.

        D. In addition to, and not in derogation of, any other rights or remedies accorded Landlord hereunder or by law in the Commonwealth of Virginia, Landlord shall have a lien upon, and Tenant hereby grants to Landlord a security interest in, (i) all of the Systems Furniture (as defined in Exhibit C), including, without limitation, the Above-Standard Allowance Systems Furniture, Tenant now or hereafter located in the Leased Premises, and (ii) notwithstanding anything to the contrary in Paragraph 16 of this Lease, all rent and other consideration payable to Tenant from sublessees of the Leased Premises or assignees of this Lease, as security for the payment of all Rent and the performance of all other obligations of Tenant required by this Lease, and in addition to all rights of distraint available to Landlord under applicable law. Tenant hereby agrees, upon Landlord's request, to deliver to Landlord a duly executed financing statement and any other document with respect thereto which may reasonably be requested by Landlord. Tenant hereby acknowledges that such power of attorney is coupled with an interest and is irrevocable. During any period when Tenant is in breach of this Lease, Tenant shall not sell, encumber or remove from the Leased Premises any of the property covered by this Paragraph. The assignment of any of the sums described above in this Paragraph 27D to a mortgagee shall not relieve Landlord from any obligations it ay have in connection therewith. Tenant hereby specifically waives any and all exemptions allowed by law, and such lien may be enforced on the non-payment of any installment of rent by the taking and selling of Tenant's property in the same manner as in the case of a default on chattel mortgages. Such sale shall be made upon not less than ten (10) days prior written notice served upon Tenant by posting upon the Leased Premises or such lien may be enforced in any other lawful manner at the option of Landlord. This lease shall for purposes of this Paragraph 27D constitute a security agreement.

28. REAL ESTATE BROKER

        Each party hereto represents that it has dealt with (and only with) the Broker named in the Schedule as "Broker" in connection with this Lease (which Broker shall be compensated only in accordance with a written agreement between such broker and Landlord), and that insofar as it knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Each party (an "Indemnifying Party") hereto agrees to indemnify, defend and hold the other party and its partners, if any, employees, agents, and officers, if any, harmless from and against all claims of any broker or finder (other than Broker) made by, through or under such Indemnifying Party.

29. MISCELLANEOUS

      A. RIGHTS CUMULATIVE. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

      B. TERMS. The necessary grammatical changes required to make the provisions hereof apply either to corporations, partnerships or individuals, men or women,and singular or plural, as the case may require, shall in all cases be assumed as though in each case fully expressed.

      C. BINDING EFFECT. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of the Landlord and of Tenant, but also of their respective successors and assigns, provided this clause shall not permit any assignment or subleasing by Tenant contrary to the provisions of Paragraph 16 hereof. If more than one party constitutes Tenant or Landlord, subject to the terms of Paragraph 31 of this Lease, the liability of each such party shall be joint and several.

      D. LEASE CONTAINS ALL TERMS. All of the representations and obligations of Landlord are contained herein, including the Schedule attached hereto and the Exhibits attached hereto, and no modification or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party hereto unless in writing signed by such party or be a duly authorized agent of such party.

      E. DELIVERY FOR EXAMINATION. Submission of an unsigned copy of this Lease to Tenant for examination shall not bind Landlord in any manner, and no Lease or obligations of Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

      F. NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease or shall arise herefrom.

      G. MODIFICATION OF LEASE. If any lender requires, as a condition to its lending funds the repayment of which is to be secured by a mortgage on the Land and Building or either, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially and adversely the rights or obligations of Tenant hereunder, Tenant shall, within thirty (30) days of Landlord's request, which request has been approved by such lender in writing, execute appropriate instruments effecting such modifications.

      H. INTENTIONALLY OMITTED.

      I. TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer its interest in the Property and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to the transferee for the performance of Landlord's obligations hereunder, subject to Paragraph 31 hereof. Tenant further acknowledges that Landlord may assign its interest in this lease to a mortgagee as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and the Tenant shall continue to look to Landlord for the performance of its obligation hereunder, subject to Paragraph 31 hereof.

      J. LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained herein shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

      K. PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this Provision shall make this Lease null and void at Landlord's election.

      L. CAPTIONS. The captions of Paragraph and subparagraphs, and the Table of Contents, are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Paragraphs or subparagraphs.

      M. COVENANTS AND CONDITIONS. All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions", if Landlord so elects, as well as "covenants", as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

      N. ONLY LANDLORD/TENANT RELATIONSHIP. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partner, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereunder shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

      O. APPLICATION OF PAYMENTS. As long as a breach or default by Tenant exists and is continuing, Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion may elect.

      P. FURTHER DEFINITION OF LANDLORD. All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord, and the limitation on Landlord's liability contained in Paragraph 31 hereof, shall be construed to also inure to the benefit of the partners in Landlord, and any partners in such partners and Landlord's officers, agents and employees and if the Landlord is a trust, its beneficiaries and the partners in the beneficiaries and the beneficiaries' officers, agents and employees.

      Q. TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.

      R. GOVERNING LAW. Interpretation of this Lease shall be governed by the laws of the Commonwealth of Virginia.

      S. PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      T. INTEREST. If, for any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve exceeding the highest lawful rate of interest permissible under applicable law, then the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under applicable law; and, if for any reason whatsoever, Landlord shall ever receive as interest an amount which would be deemed unlawful under such applicable law, at Landlord's option such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder.

      U. PROHIBITED MACHINES. Tenant shall permit no vending machines, game machines, video game machines, or other amusement devices in the Leased Premises, except those machines or devices used solely by Tenant's employees.

      V. CERTIFICATES. Any certificates or instruments to be delivered by Tenant hereunder for which no deadline is set forth herein shall be delivered within thirty (30) days of written request from Landlord therefor.

      W. ASSURANCE OF PERFORMANCE. Landlord and Tenant hereby agree in advance that, in the event Tenant becomes the subject debtor in a proceeding under the United States Bankruptcy Code, adequate assurance of future performance, as used in such Bankruptcy Code, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross receipts in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under such Bankruptcy Code must be at least two (2) times greater than the next monthly installment of Annual Base Rent and Additional Rent due under this Lease; (ii) both the mean and median of Tenant's monthly gross receipts in the ordinary course of business during the six (6) month period immediately preceding the initiation of the case under such Bankruptcy Code must be at least two (2) times greater than the next monthly installment of Annual Base Rent and Additional Rent due under this Lease; (iii) Tenant must pay its estimated portion of the cost of all services provided by Landlord, to the extent Tenant is responsible for such costs pursuant to this Lease, in advance of the performance or provision of such services; (iv) Tenant or the other party serving as trustee in bankruptcy ("Trustee") must agree that Tenant's business shall be conducted, in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the Leased Premises; (v) Trustee must agree that the use of the Leased Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; (vi) Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building;
(vii) Trustee must pay to Landlord at the time the next monthly installment of Rent is due under this Lease, in addition to such installment, an amount equal to the monthly installments of Annual Base Rent and Additional Rent due under this Lease for the next six months under this Lease, said amount to be held by Landlord in escrow until either Trustee or Tenant defaults in its payment of Rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant except to the extent the funds have been drawn and not replaced); and (viii) Tenant or Trustee must agree to pay to Landlord at any time Landlord is authorized to and does draw on the escrow account the amount necessary to restore such escrow account to the original level required by clause (vii).

      X. COUNTERPARTS. This Lease is being executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

      Y. SURVIVAL PROVISION. The provisions of this Lease survive the expiration or earlier termination of this Lease.

      Z. COMMON AREAS PROVISION. Common areas are provided for the general/non-exclusive use of all tenants, and Landlord reserves the right to change the arrangement thereof, etc., subject to the provisions of Paragraph 26 hereof.

      AA. WAIVER OF JURY TRIAL. Each party waives trial by jury.

      AB. PROCESS. Tenant elects domicile at the premises for the purpose of receiving service of all notices, etc.

      AC. SUBMISSION OF LEASE. Submission of the Lease to Tenant by Landlord or its agent for examination does not constitute a reservation of or option for the Leased Premises.

      AD. TAXES. Tenant agrees to pay all taxes upon its personal property situated in the Leased Premises as and when such taxes become due and payable.

30. NOTICES

      All notices or other communications required or permitted to be given pursuant to this Lease shall be in writing and shall be deemed served, delivered and given and effective at the time of (i) three (3) business days following deposit in a depository receptacle under the care and custody of the United States Postal Service, properly addressed to the designated address of the addressee as set forth in the Schedule, postage prepaid, registered or certified mail with return receipt requested or (ii) one (1) day following delivery to a third party commercial overnight delivery service, including, without limitation, Federal Express or U.S. Express Mail, for next-day delivery to the designated address of the addressee set forth in the Schedule. Nothing given in any other manner shall be served, delivered or given and effective only if and when actually received by the addressee.

31. LIMITATION OF LANDLORD'S LIABILITY AND ON COUNTERCLAIMS

        A. It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord and, notwithstanding anything in this Lease to the contrary, any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's interest in the Property and no personal liability is assumed by, nor at anytime may be asserted against, Landlord, its partners, partners of such partners, its Affiliates or its successors or assigns, all such liability, if any, being expressly waived and released by Tenant.

        B. Except as otherwise expressly provided herein, in the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to set off or deduct the amount allegedly owed to Tenant from any Rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to institute an action against Landlord; provided, however, if such claim is not instituted in an independent action against Landlord, Tenant shall not be entitled to cease paying Rent due hereunder during the pendency of such action.

32. PARKING

        The Building's parking garage is to be operated by Landlord or an independent contractor pursuant to a contract with Landlord. Such contract (if any) will allow Landlord to designate a certain number of permits for use by particular tenants. Landlord agrees to instruct the parking garage operator to provide, and Tenant shall lease (either from Landlord or from such operator) the Tenant's Parking Permits in the Parking Garage of the Building as set forth in the Schedule for use by Tenant's employees. None of the Parking Permits shall entitle the holder to a particular space. Tenant shall pay Landlord or such contractor the prevailing rate for such parking, which shall be the same rate generally charged by Landlord or such contractor to its other customers paying for parking in the Building. Tenant and its employees shall comply with the regulations of the operator of the parking garage.

33. AUTHORITY OF TENANT

        Tenant represents to Landlord that it is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia, the Tenant is authorized to do business in the Commonwealth of Virginia, Tenant is authorized to enter into this Lease and perform its obligations hereunder, all action has been properly taken by the Board of Directors of Tenant to authorize the execution and performance of this Lease and this Lease is a valid Lease and binding and enforceable against Tenant in accordance with its terms.

34. AUTHORITY OF LANDLORD

        Landlord represents to Tenant that it is a general partnership organized and validly existing under the laws of the Commonwealth of Virginia, Landlord is authorized to enter into this Lease and perform its obligations hereunder, all action has been properly taken by the partners of Landlord to authorize the execution and performance of this Lease and this Lease is a valid Lease and binding and enforceable against Landlord in accordance with its terms.


                                 END OF TERMS AND CONDITIONS

LANDLORD:                                     TENANT:

WILSON BOULEVARD VENTURE,                     RCG/HAGLER, BAILLY, INC.,
a Virginia general partnership                a District of Columbia corporation


By:     Lincoln Property Company              By:    /s/ Henri-Claude Baiily
        No. 2057 Limited, a Virginia                 Name: Henri-Claude Bailly
        limited partnership, as                      Title: Chairman of the
        General Partner                              Board and Chief
                                                     Executive Officer

        By:    /s/ William C. Duvall
               ---------------------
               William C. Duvall, as
               General Partner

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND


Being the land acquired by Wilson Boulevard venture and recorded in Deed Book 2376 at Pages 1156 and 1158 and being shown on a plat as Parcels A & B, LPC Rosslyn and recorded in Deed Book 2412 at Page 779 all among the Land Records of Arlington County, Virginia and being more particularly described as follows:

Beginning at a point on the southerly right-of-way line of Wilson Boulevard (variable width) said point being the northeasterly corner of 1550 Wilson Boulevard Limited Partnership (Deed Book 2054 Page 708), thence running with said Wilson Boulevard the following three (3) courses and distances:

1.    North 82(degree) 30' 00" East 100.14 feet to a point, thence

2. 34.46 feet along the arc of a curve deflecting to the right having a radius of 337.55 feet and a chord bearing North 85(degree) 25' 30" East
      34.45 feet to a point, thence

3. North 88(degree) 21' 00" East 66.52 feet to a point being the northwesterly corner of Rosslyn AM Associates (Deed Book 1948 Page 181), thence running with their westerly line

4. South 10(degree) 29' 00" East 252.87 feet to a point on the northerly right-of-way line of Clarendon Boulevard (60' wide), thence running with said Clarendon Boulevard

5. South 79(degree) 31' 00" West 200.00 feet to a point being the southeasterly corner of New Orleans Marriott Hotel Venture Limited Partnership (Deed Book 2377 Page 1196), thence running with their easterly line and continuing with the easterly line of aforementioned 1550 Wilson Boulevard Limited Partnership

6. North 10(degree) 29' 00" West 271.84 feet to the point of beginning contained 52,967 square feet or 1.21595 acres of land.

                                    EXHIBIT B

                                   WORK LETTER


      This Work Letter governs the design and construction of the tenant improvements agreed between Landlord and Tenant to be installed in the Leased Premises (the "Tenant Work").

      1. DESIGN.

            A. The plans, specifications and drawings for the Tenant Work (the "Final Plans"), prepared by Tenant's Architect and approved in writing by Tenant and Landlord, sufficient for governmental approval and construction thereof shall be delivered by Tenant to Landlord by the Plan Date (as defined in the Schedule). The Final Plans shall include a construction plan, reflected ceiling plan, telephone and electrical outlet layout, finish plan, heating, ventilation and cooling plan and all other architectural, engineering and other details and information necessary to obtain all required governmental approvals for, and to thereafter construct, the Tenant Work. Any changes to the Final Plans initially approved in writing by Tenant and Landlord shall be subject to Landlord's prior written approval, such approval not to be unreasonably withheld, conditioned or delayed.

            B. Tenant may request changes to the Final Plans. All such requests shall be submitted to Landlord in writing. Within three (3) business days following Landlord's receipt of each such request, Landlord shall submit to Tenant a proposed change order which shall include an estimate of the cost, and any anticipated delays, that will be incurred as a result of the change. Within three (3) business days following Tenant's receipt of any such proposed change order, Tenant shall deliver to Landlord a written approval or disapproval of the proposed change order, cost estimate and anticipated delays.

            C. Tenant acknowledges that it is vital that it meet all of the foregoing deadlines in order to allow Landlord sufficient time to review plans and drawings and estimate costs, and discuss with Tenant any modifications Landlord believes to be necessary or desirable, and to cause the Tenant Work to be Substantially Completed by the Projected Commencement Date. Landlord likewise acknowledges that it is vital that Landlord comply with all of the requirements set forth below.

      2. COSTS.

            A. Landlord and its contractors and subcontractors shall perform the Tenant work. Landlord shall obtain with such bids specifying unit prices for all materials, from at least three (3) contractors selected by Landlord and approved by Tenant in writing, such approval to not be unreasonably withheld, delayed or conditioned. Landlord shall enter into a construction contract for the performance of the Tenant Work with the bidding contractor that, in Landlord's reasonable judgment, has submitted the most competitive bid, considering pricing, schedule and quality of previous work.

      If the contract entered into by Landlord contains an Above-Allowance Cost (as defined below), prior to Landlord's execution of such contract, Landlord shall submit to Tenant a written estimate of such Above-Allowance Cost. Within seven (7) days following Tenant's receipt of such submission, Tenant shall pay such Above-Allowance Cost to Landlord and thereafter Landlord shall execute such contract and cause the Tenant Work to be constructed as provided below. Landlord agrees to provide, at Landlord's sole cost and expense, Building Standard Tenant Work (the "Standard Allowance") in the Leased Premises in accordance with Addendum II to this Exhibit B in quantities necessary to complete the Tenant Work in accordance with the Final Plans.

      Landlord also agrees to reimburse Tenant for up to Three Hundred Eighty-Six Thousand One Hundred Four and 31/100 Dollars ($386,104.31) (the "Above-Standard Allowance") of the costs of the design and the construction of Tenant Work in addition to Building Standard in accordance with the Final Plans approved by Landlord and Tenant, as they may be changed from time to time in accordance herewith. This Above-Standard Allowance includes, among other things, all of Landlord's expense in relocating sprinkler heads and a $12,938.31 amount which Landlord and Tenant have agreed is the total credit Tenant shall be entitled to for unused design and engineering costs ordinarily provided by Landlord as part of Building Standard tenant improvements. The amount of the Above-Standard Allowance shall be increased by the cost of Building Standard materials ordinarily and customarily included in Building Standard tenant improvements in the Building but not included in the Tenant Work for the Leased Premises. The balance of the Above-Standard Allowance not used for construction of the Tenant Work may be used by Tenant only to pay for the cost of Tenant's Architect's design and engineering fees and expenses, ordinary and reasonable moving related expenses, equipment installation (but not equipment purchase), the purchase of Above-Standard Allowance Systems Furniture (as defined in Exhibit C), which Above-Standard Allowance Systems Furniture shall be purchased or ordered by Tenant prior to the Commencement Date and used by Tenant, and remain in the Leased Premises, during the Term, and abatement of Annual Base Rent. Any portion of the Above-Standard Allowance applied to abatement of Annual Base Rent shall be applied to Annual Base Rent in pro rata monthly installments during the thirteenth (13th) through the seventy-second (72nd) calendar months of the Term. Reimbursements from the Above-Standard Allowance shall be made in monthly disbursements made within a reasonable period of time after the contractor has submitted a disbursement request with such back-up information as Landlord shall reasonably request. Tenant agrees to use no more than $134,424.00 of the Above-Standard Allowance towards abatement of Annual Base Rent, Tenant's Architect's design and engineering fees and expenses, ordinary and reasonable moving related expenses and equipment installation (but not equipment purchase) expenses.

            B. The term "Above-Allowance Cost" shall mean all costs of the Tenant Work in accordance with the Final Plans approved by Tenant, as they may be changed f rom time to time in accordance herewith, in excess of the difference between (i) the sum total of the Standard Allowance and the Above-Standard Allowance (not including, however, the cost of the Base Construction), less (ii) the total amount of the Above-Standard Allowance reimbursed to Tenant for expenses for items not included in the Tenant Work. After the Punch List Items (as defined below) are completed and Tenant has accepted such completion, Landlord shall make a final determination of the total Above-Allowance Cost and deliver a reconciliation statement to Tenant whereupon Tenant shall pay Landlord any deficiency due Landlord or Landlord shall repay to Tenant any overpayment within ten (10) business days of the rendering of such statement. In lieu of repaying to Tenant such overpayment, Landlord, at its option, may authorize Tenant in writing to deduct the amount of such overpayment from the succeeding Monthly Installments of Annual Base Rent coming due under this Lease.

            C. Tenant shall pay all design and engineering fees and expenses and other costs, including, without limitation, the fees and expenses, of Tenant's Architect, resulting from any request by Tenant for a change to the Final Plans initially approved by Tenant and Landlord, as they may have been changed from time to time pursuant hereto. If any change order requested by Tenant results in any Above-Allowance Cost, Tenant shall pay such additional Above-Allowance Cost to Landlord within ten (10) days following Tenant's approval of such change order, cost estimate and anticipated delays and Landlord shall have no obligation to continue construction of the Tenant Work until such deposit is made by Tenant.

            D. Landlord has delegated all of its obligations and duties under this Exhibit B to LPC Commercial Services, Inc. ("LPC"). Such duties and obligations shall be performed by LPC at Landlord's expense. Notwithstanding the preceding sentence, however, there shall be a $10,000 debit by Landlord against the Above-Standard Allowance for such expense. Landlord agrees to be bound by all actions taken by LPC with regard to the space plan, working drawings and Tenant Work, and hereby ratifies all actions and decisions with regard to the space plan, working drawings and Tenant Work that LPC may have taken or made prior to the execution of this Lease.

            E. All amounts payable by Tenant pursuant to this Exhibit B shall be deemed Rent for purpose of the Lease and shall be subject to the late fees and other remedies of Landlord set forth in the Lease.

      2. COMPLETION.

            A. Landlord, at its sole expense, shall cause the construction of the items set forth in Addendum I attached to Exhibit B and incorporated herein by reference for all purposes (the "Base Construction"), in a manner that is reasonably satisfactory to Tenant, prior to the commencement of the Tenant Work.

            B. As more particularly set forth in the Lease, the Commencement Date of the Term may be based on the date the Tenant Work is Substantially Completed. The Tenant Work shall be Substantially Completed" when the earlier of the following occurs: (i) Landlord's Architect determines in its reasonable professional judgment, and gives notice to Tenant that the Tenant Work (other than Punch List Items) is Substantially Completed or would be Substantially Completed but for Excused Delays; or (ii) a certificate of occupancy, including, without limitation, any temporary certificate of occupancy, has been obtained for the Leased Premises. Any such notice provided to Tenant by Landlord pursuant to Paragraph 3B(i) of this Exhibit B shall be conclusive and binding upon Tenant unless, within ten (10) days after receipt thereof, Tenant in good faith notifies Landlord of the specific respects in which such notice by Landlord is claimed by Tenant to be incorrect. Unless otherwise mutually agreed, any such dispute shall be resolved by arbitration in the jurisdiction in which the Leased Premises are located in accordance with the then current Commercial Rules of the American Arbitration Association. The costs of the arbitration, including, without limitation, legal fees, shall be borne by the losing party. Notwithstanding any such arbitration, upon the giving of such notice under Paragraph 3B(i) by Landlord to Tenant, the Tenant Work (other than Punch List Items) shall be deemed to be, and Tenant shall occupy the Leased Premises and fulfill its other obligations hereunder as if the Tenant Work is, Substantially Completed on such date so determined by Landlord and this Lease shall continue in full force and effect.

            C. The "Punch List Items" are items of work, long lead items and adjustment of equipment and fixtures that can be completed after the Leased Premises are occupied without causing substantial interference with Tenant's use of the Leased Premises.

            D. The "Excused Delays" are the actual delays in the Tenant Work, both directly and consequentially resulting from:

                  (1) Tenant's failure to meet any deadline herein; or

                  (2) Tenant's request for any change to the Final Plans, as they may have been changed from time to time pursuant hereto; or

                  (3) Tenant's failure to pay timely the amounts required pursuant to this Work Letter; or

                  (4) Any inability to obtain, or delay in obtaining or installing, non- Building Standard materials, finishes or installations or long-lead items requested by Tenant or required by the Final Plans; or

                  (5) Any interference by Tenant, or any of its agents, employees or representatives with work being done by Landlord or its contractors or subcontractors; or

                  (6) Any other action or omission by Tenant or any person acting on behalf of Tenant which is a proximate cause of any delay in the Substantial Completion of the Tenant Work; or

                  (7) Any act of God, strike, lock out, labor difficulty, explosion, sabotage, accident, riots, civil commotion, act of war, result of any warfare or warlike conditions in this or any foreign country, fire or other casualty, legal requirements, energy shortage, or cause beyond the reasonable control of Landlord.

            E. The taking of possession of the Leased Premises (or any particular part thereof) by Tenant shall constitute an acknowledgment by Tenant that the Leased Premises (or such part) are in good condition and that all work and materials provided by Landlord are satisfactory, except as to any Latent Defects and uncompleted Punch List Items.

                                   ADDENDUM I
                                       TO
                                    EXHIBIT B


                                BASE CONSTRUCTION

"Base Construction" shall mean the condition of the Building with the following improvements completed substantially in accordance with the base Building shell plans:

A. Complete Building and site including main Building lobbies, parking garage and elevators;

B. Central heating, ventilation and air-conditioning systems for vertical and horizontal distribution shall be sized for normal office occupancy;

C. Heating, ventilating and air-conditioning main duct completed to the mixing boxes with low pressure rigid duct ready for distribution connections. Spin taps, flex duct and linear diffusers for the perimeter distribution only are stocked on the floor but not installed;

D. Men's and ladies' bathroom facilities, with doors, lighting, fixtures and finishes located on each floor;

E.    Two (2) drinking fountains per floor installed and operational;

F. Fire hose stand pipes installed in stairways as required by Arlington County codes for an open floor plan;

G. Building fire stairs installed in stairwell walls taped and float finished;

H. Building core installed, with walls taped and float finished. Elevator shaft doors and frames completed;

I. Electrical services provided by a bus duct riser with a junction box grid system on each floor. A telephone riser is provided with 150 pair phone lines terminated at each floor;

J. Unfinished interior perimeter walls (ready to be taped and float finished) with glass windows and frames installed;

K.    Broom-cleaned unfinished concrete floors;

L. Sprinkler risers, main loop and fully recessed sprinkler head drops installed on each floor (pointed down) with flush mount cover plates furnished but not installed; provided, however, Tenant shall be responsible for any costs associated with alterations to the mechanical, electrical and sprinkler systems (as they exist on the date of this Lease) in completing the Tenant Work, although the Above-Standard Allowance reflects a $2,500 contribution of Landlord toward the relocation of sprinkler heads. Capacity based on an open floor plan per the Arlington County Building Department approved shop drawings;

M. Fire alarm pull stations, speakers, smoke detectors, horn and visual devices installed at. the elevator lobby and at each stairwell as required by Arlington County codes for an open floor plan;

N. Wet stack above ceiling on core wall near column G-2 with 4' sanitary, 3" vent and 1/4" cold water supply and wet stack near column E-5 with 4" sanitary and 3" vent;

O. 1" Levolor narrow slant horizontal blinds installed on perimeter base building windows; and

P. Floors shall be true when checked with a straight edge in any direction, with tolerances not exceeding 1/4" in 10".

                                   ADDENDUM II
                                       TO
                                    EXHIBIT B


                      BUILDING STANDARD TENANT IMPROVEMENTS


The Landlord will provide, at its expense, the following Building Standard improvements for office space in quantities necessary to complete the Tenant Work in accordance with the initial Final Plans approved by Landlord and Tenant (but excluding any changes to such initial Final Plans approved by Landlord and Tenant):

PARTITIONS
Landlord will provide one (1) linear foot of partitioning for each ten (10) square feet of net rentable area leased. Interior partitions will be constructed of 2 1/2" metal studs with 1/2" gypsum wallboard on each side, extended up to the finished ceiling height. Partitions that separate other Tenant's suites will be slab-to-slab with sound insulation. One-half Tenant demising partitions and all public corridor partitions will be charged against the tenant allowance. All partitions include a rubber base.

PAINTING
A color chart will be available for Tenant's selection with a limit of one color per room.

CEILING
A 2' x 2' lay-in acoustical tile, USG Auratone #5530 White in a Donn Fine Line Grid System will be provided. Ceiling height is 8' 6".

ENTRANCE DOOR
A full-height (3'0" x 8'4 1/2"), solid core, wood veneer mahogany door by Buell Door with Brushed Brass Finish hardware and Schlage lockset will be provided. Two entrance door is provided for suites less than 5,000 square feet.

INTERIOR DOORS
One 3'0" x 8" 4 1/2", solid core, wood veneer mahogany door with Brushed Brass Finish hardware and Schlage latchset will be provided for each two hundred fifty
(250) square feet (NRA) of space leased.

DOOR FRAMES
A full height (3'0" x 8'6") Altura II Series 3350, pre-finished aluminum door frame, prepped to receive building standard hardware and door will be provided. Color to be Altura Standard Grey #Gry-SL.

LIGHTING
Lighting fixtures will be fully recessed Lithonia 2' x 4" fixtures with return air troffer and parabolic diffusers. The allowance is one fixture for each eighty (80) square feet (NRA) leased.

LIGHT SWITCHES One silent, single pole rocker.

ELECTRICAL OUTLETS
One 120-volt duplex electrical wall outlet will be provided for each one hundred and fifty (150) square feet (NRA) leased.

TELEPHONE PULL
One wall-mounted telephone pull with plaster ring is provided for each two hundred and fifty (250) square feet (NRA) leased. Floor outlets and outlets on exterior walls will be provided at additional expense to Tenant.

FLOOR LOADS
Typical office floors are designed for 80 pounds per square foot live load plus 20 pounds partition load for a total of 100 pounds per square foot.

FLOOR COVERING
A 30-ounce carpet by L.D. Brinkman, Telstar II, in a color selected by the Tenant for each square foot (NRA) of space leased.

WINDOW COVERING
Narrow slat, Levolor Contract mini-blinds will be provided for all exterior windows and will be uniform in color throughout the building.

HEATING AND COOLING SYSTEM
Landlord will provide building standard heating and cooling for normal office use, utilizing a variable air volume (VAV) system through the ceiling supply and return grills. Each floor has approximately nine (9) perimeter zones and four
(4) interior zones which are each thermostatically controlled. Any excess capacity, special controls, exhaust, or other special requirements are at Tenant's expense.

SPRINKLER SYSTEM
Sprinkler heads will be provided on a standard grid in accordance with applicable codes for building standard construction. Fully recessed heads (flush mounted) with a white cover plate will be provided. Tenant shall bear the cost of relocating sprinkler heads as they exist on the date of this Lease, but the Above-Standard Allowance reflects a $2,500 contribution of Landlord toward such cost.

FIRE ALARM SPEAKER, SMOKE DETECTOR, EXTINGUISHERS, EXIT LIGHTS Landlord will provide fire safety systems in accordance with applicable codes for building standard construction. Fire safety systems required for special construction are not included.

SUITE IDENTIFICATION
Graphics will be provided tor the suite entrance door.

ARCHITECTURAL SERVICES
Landlord's architects and engineers are available to Tenant for the preparation of the initial Final Plans approved by Landlord and Tenant, exclusive of revisions thereto. The Above-Standard Allowance reflects a $12,938.31 contribution by Landlord, which Landlord and Tenant have agreed is the value of unused Building Standard Architectural Services in the preparation of the initial Final Plans approved by Landlord and Tenant. Design costs, including, without limitation, architect's and engineer's fees, for items other than or above Building Standard will be provided at additional expense to Tenant, and such expense may be paid by Tenant from the Above-Standard Allowance.

                  ADDITIONAL TERMS AND PROVISIONS OF THIS LEASE


1.      FIRST EXTENSION OPTION.

        1.1(a) Tenant shall have the right to extend the Term of this Lease for an additional term of five (5) years commencing on the day following the expiration of the initial Term of this Lease (hereinafter referred to as the "Commencement Date of the First Extension Term") and ending on the day preceding the fifth anniversary of the Commencement Date of the First Extension Term (such additional term is hereinafter called the "First Extension Term") provided that:

               A. Tenant shall give Landlord notice (hereinafter called the "First Extension Notice") of its election to extend the term of this Lease, which notice shall be given at least eleven (11) months, but not more than twelve (12) months, prior to the expiration date of the initial Term of this Lease; and

               B. Tenant (w) has obtained and delivered to Landlord prior to the giving of the First Extension Notice by Tenant, in form and substance reasonably satisfactory to Landlord, the prior written consent, of all persons or entities (collectively, the "Guaranty Obligors") obligated to fulfill the obligations of "Guarantor" under the Guaranty (as hereinafter defined), to Tenant's exercise of its rights, and Tenant's undertaking of obligations to Landlord, pursuant to this Paragraph 1 of this Exhibit C, such consent to also contain a ratification of the Guaranty by the Guaranty Obligors and a confirmation by the Guaranty Obligors of the continuation of their liability under the Guaranty during the First Extension Term, (x) is the Tenant, or a subsidiary, parent or Affiliate of the Tenant, originally named herein, (y) actually occupies all of the Leased Premises initially demised under this Lease and all space added to the Leased Premises pursuant to Paragraph 3 of this Exhibit C, and (z) is not in default under the Lease as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term.

        (b) The Annual Base Rent payable by Tenant to Landlord during the First Extension Term shall be the greater of (i) the product that results from multiplying ninety-five percent (95%) by the fair market rent for the Leased Premises or (ii) the product that results from multiplying the Annual Base Rent payable during the twelve (12) month period preceding the First Extension Term by 102%, such product to be escalated by 2% on each anniversary of the Commencement Date of the First Extension Term. Fair market rent shall be determined by Landlord, subject to the right of Tenant to arbitrate the amount of fair market rent as hereinafter provided. At least fifteen (15) months prior to the expiration of the initial Term, but in no event more than sixteen (16) months prior to the expiration of the initial Term, Tenant may give Landlord notice of its desire to determine Landlord's good faith determination of the fair market rent for the Leased Premises (and the Expansion Space, in the event Tenant desires and is entitled to lease the Expansion Space described in Paragraph 3 of this Exhibit C) applicable to the First Extension Term. After Landlord receives such notice and at least fourteen (14) months prior to the expiration of the initial Term, Landlord shall give Tenant notice of such determination. The determination of fair market rent shall take into consideration fair market concessions available to a renewal tenant for comparable office space in Arlington County, Virginia.

        1.2 (a) In the event Tenant gives the First Extension Notice in accordance with the provisions of Paragraph 1.1, the Annual Base Rent determined under clause (i) of Paragraph 1.1(b) is the greater than the Annual Base Rent determined under clause (ii) of Paragraph 1.1(b) and Tenant thereafter disputes the fair market rent as determined by Landlord pursuant to Paragraph 1.1(b), then at any time on or before the date occurring ten (10) business days after Tenant has been notified by Landlord of the fair market rent, Tenant may initiate the arbitration provided for herein by giving notice to that effect to Landlord, and if Tenant so initiates the arbitration such notice shall specify the name and address of the person designated to act as an arbitrator on Tenant's behalf. Within ten (10) business days after Landlord receives such notice from Tenant, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf. If Landlord fails to notify Tenant of the appointment of its arbitrator within such ten (10) business day period, then Tenant may request the appointment of the second arbitrator in the same manner as hereinafter provided under this Paragraph 1.2(a) for the appointment of a third arbitrator in a case where neither the two arbitrators appointed hereunder nor the parties are able to agree upon such appointment. The two arbitrators so chosen shall meet within ten
(10) business days after the second arbitrator is appointed, and if, within ten
(10) business days after the second arbitrator is appointed the two arbitrators do not agree upon the fair market rent, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within fifteen (15) business days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of five (5) business days. If the parties do not so agree, then Tenant, on behalf of itself and Landlord and on prior notice to Landlord. within twenty-five (25) business days after the appointment of the second arbitrator, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within ten (10) business days after such request is made, then Tenant may apply within five (5) business days after such ten (10) business day period, on notice to Landlord, to the District Court, Arlington County, Virginia (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator.

               (b) Each party shall pay the fees and expenses of the original arbitrator appointed by or for such party, and all other expenses (not including the attorneys fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally, unless a third arbitrator is selected or appointed in which event all expenses of the parties, regardless of the nature of such expenses, and the fees and expenses of the third arbitrator shall be borne by the party by or for whom the arbitrator was appointed, which arbitrator's determination of fair market rent is not selected by the third arbitrator in accordance with Paragraph 1.2(c) below.

               (c) If a third arbitrator is chosen as provided in Paragraph 1.2(a) above, then such third arbitrator shall select either the fair market rent determined by the arbitrator appointed by or for Landlord or the fair market rent determined by the arbitrator selected by Tenant; the third arbitrator may not select any other amount, and may not "split the difference" between the determinations of the arbitrators selected or appointed by or for the parties. The third arbitrator shall so determine the fair market rent of the Leased Premises and render a written certified report of his determination to both Landlord and Tenant within ten (10) business days after appointment of the third arbitrator.

               (d) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space in first class buildings in Arlington County, Virginia. In addition, the third arbitrator (if any) shall be an independent party not affiliated in any way with either Landlord or Tenant.

               (e) In the event Tenant initiates the aforesaid arbitration process and as of the date of expiration of the initial Term of this Lease the amount of fair market rent for the First Extension Term has not been determined, Tenant shall pay the amount determined by Landlord to be the fair market rent under Paragraph 1.1(b) above and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the First Extension Term.

               (f) If Tenant fails to timely initiate the arbitration process or fails to timely request the appointment of an arbitrator by the American Arbitration Association (or such successor organization) or by such District Court or other court, time being of the essence, the Landlord's determination of the fair market rent under Paragraph 1.1(b) above shall be conclusive.

               (g) If Tenant gives the First Extension Notice, Tenant shall be irrevocably bound to lease the Leased Premises during the First Extension Term on the terms and conditions provided in this Paragraph 1, including, without limitation, at the Annual Base Rent determined in accordance herewith.

        1.3 Except as provided in this Paragraph 1, Tenant's occupancy of the Leased Premises during the First Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Term of this Lease, provided, however, Tenant shall have no further right to extend the Term of this Lease beyond the First Extension Term, except as expressly provided below in this Exhibit C.

        1.4 If Tenant does not send the First Extension Notice pursuant to Paragraph 1.1 hereof, this Paragraph I and Paragraph 2 of this Exhibit C shall have no force or effect and shall be deemed deleted from this Lease.

        1.5 If this Lease is renewed for the First Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument setting forth the exercise of Tenant's right to so extend the initial Term of this Lease and the terms of such extension, including, without limitation, the last day of the First Extension Term.

        1.6 If Tenant exercises its right to extend the Term of this Lease for the First Extension Term pursuant to this Paragraph I of this Exhibit C, then the word "Term", and the phrases "the Term of this Lease" or "the Term hereof", as used in this Lease, shall be construed to include, when practicable, the First Extension Term.

2. SECOND EXTENSION OPTION.

        2.1 (a) Tenant shall have the right to extend the First Extension Term of this Lease for an additional term of five (5) years commencing on the day following the expiration of the First Extension Term of this Lease (hereinafter referred to as the "Commencement Date of the Second Extension Term") and ending on the day preceding the fifth anniversary of the Commencement Date of the Second Extension Term (such additional term is hereinafter called the "Second Extension Term") provided that:

                  A. Tenant shall give Landlord notice (hereinafter called the "Second Extension Notice") of its election to extend the term of this Lease, which notice shall be given at least eleven (11) months, but not more than twelve (12) months, prior to the expiration date of the First Extension Term of this Lease; and

                  B. Tenant (w) has obtained and delivered to Landlord prior to the giving of the Second Extension Notice by Tenant, in form and substance reasonably satisfactory to Landlord, the prior written consent of all Guaranty Obligors to Tenant's exercise of its rights, and Tenant's undertaking of obligations to Landlord, pursuant to this Paragraph 2 of this Exhibit C, such consent to also contain a ratification of the Guaranty by the Guaranty Obligors and a confirmation by the Guaranty Obligors of the continuation of their liability under the Guaranty during the Second Extension Term, (x) is the Tenant, or a subsidiary, parent or Affiliate of the Tenant, originally named herein, (y) actually occupies all of the Leased Premises initially demised under this Lease and any space added to the Leased Premises pursuant to Paragraph 3 of this Exhibit C, and (z) is not in default under the Lease as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term.

               (b) The Annual Base Rent payable by Tenant to Landlord during the Second Extension Term shall be the greater of (i) the product that results from multiplying ninety-five percent (95%) by the fair market rent for the Leased Premises or (ii) the product that results from multiplying the Annual Base Rent payable during the twelve (12) month period preceding the Second Extension Term by 102%, such product to be escalated by 2% on each anniversary of the Commencement Date of the Second Extension Term. Fair market rent shall be determined by Landlord, subject to the right of Tenant to arbitrate the amount of fair market rent as hereinafter provided. At least fifteen (15) months prior to the expiration of the First Extension Term, but in no event more than sixteen (16) months prior to the expiration of the First Extension Term, Tenant shall give Landlord notice of its desire to determine Landlord's good faith determination of the fair market rent for the Leased Premises (and the Expansion Space, in the event Tenant has leased the Expansion Space) applicable to the Second Extension Term. After Landlord receives such notice and at least fourteen (14) months prior to the expiration of the First Extension Term, Landlord shall give Tenant notice of such determination. The determination of fair market rent shall take into consideration fair market concessions available to a renewal tenant for comparable office space in Arlington County, Virginia.

        2.2 (a) In the event Tenant gives the Second Extension Notice in accordance with the provisions of Paragraph 2.1, the Annual Base Rent determined under clause (i) of Paragraph 2.1(b) is greater than the Annual Base Rent determined under clause (ii) of Paragraph 2.1(b) and Tenant thereafter disputes the fair market rent as determined by Landlord pursuant to Paragraph 2.1(b), then at any time on or before the date occurring ten (10) business days after Tenant has been notified by Landlord of the fair market rent, Tenant may initiate the arbitration provided for herein by giving notice to that effect to Landlord, and if Tenant so initiates the arbitration such notice shall specify the name and address of the person designated to act as an arbitrator on Tenant's behalf. Within ten (10) business days after Landlord receives such notice from Tenant, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf. If Landlord fails to notify Tenant of the appointment of its arbitrator within such ten (10) business day period, then Tenant may request the appointment of the second arbitrator in the same manner as hereinafter provided under this Paragraph 2.2(a) for the appointment of a third arbitrator in a case where neither the two arbitrators appointed hereunder nor the parties are able to agree upon such appointment. The two arbitrators so chosen shall meet within ten
(10) business days after the second arbitrator is appointed, and if, within ten
(10) business days after the second arbitrator is appointed the two arbitrators do not agree upon the fair market rent, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within fifteen (15) business days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of five (5) business days. If the parties do not so agree, then Tenant, on behalf of itself and Landlord and on prior notice to Landlord, within twenty-five (25) business days after the appointment of the second arbitrator, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within ten (10) business days after such request is made, then Tenant may apply within five (5) business days after such ten (10) business day period, on notice to Landlord, to the District Court, Arlington County, Virginia (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator.

               (b) Each party shall pay the fees and expenses of the original arbitrator appointed by or for such party, and all other expenses (not including the attorneys fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally, unless a third arbitrator is selected or appointed in which event all expenses of the parties, regardless of the nature of such expenses, and the fees and expenses of the third arbitrator shall be borne by the party by or for whom the arbitrator was appointed, which arbitrator's determination of fair market rent is not selected by the third arbitrator in accordance with Paragraph 2.2(c) below.

               (c) If a third arbitrator is chosen as provided in Paragraph 2.2(a) above, then such third arbitrator shall select either the fair market rent determined by the arbitrator appointed by or for Landlord or the fair market rent determined by the arbitrator selected by Tenant; the third arbitrator may not select any other amount, and may not "split the difference", between the determinations of the arbitrators selected or appointed by or for the parties. The third arbitrator shall so determine the fair market rent of the Leased Premises and render a written certified report of his determination to both Landlord and Tenant within ten (10) business days after appointment of the third arbitrator.

               (d) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space in first class buildings in Arlington County, Virginia. In addition, the third arbitrator (if any) shall be an independent party not affiliated in any way with either Landlord or Tenant.

               (e) In the event Tenant initiates the aforesaid arbitration process and as of the date of expiration of the initial Term of this Lease the amount of fair market rent for the Second Extension Term has not been determined, Tenant shall pay the amount determined by Landlord to be the fair market rent under Paragraph 2.1(b) above and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the Second Extension Term.

               (f) If Tenant fails to timely initiate the arbitration process or fails to timely request the appointment of an arbitrator by the American Arbitration Association (or such successor organization) or by such District Court or other court, time being of the essence, the Landlord's determination of the fair market rent under Paragraph 2.1(b) above shall be conclusive.

               (g) If Tenant gives the Second Extension Notice, Tenant shall be irrevocably bound to lease the Leased Premises during the Second Extension Term on the terms and conditions provided in this Paragraph 2, including, without limitation, at the Annual Base Rent determined in accordance herewith.

        2.3 Except as provided in this Paragraph 2, Tenant's occupancy of the Leased Premises during the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Second Extension Term, provided, however, Tenant shall have no further right to extend the Term of this Lease beyond the Second Extension Term.

        2.4 If Tenant does not send the Second Extension Notice pursuant to Paragraph 2.1 hereof, this Paragraph 2 shall have no force or effect and shall be deemed deleted from this Lease.

        2.5 If this Lease is renewed for the Second Extension Term, then Landlord or Tenant can request the other party hereto to execute an instrument setting forth the exercise of Tenant's right to so extend the Term of this Lease and the terms of such extension, including, without limitation, the last day of the Second Extension Term.

        2.6 If Tenant exercises its right to extend the Term of this Lease for the Second Extension Term pursuant to this Paragraph 2 of this Exhibit C, then the word "Term", and the phrases "the Term of this Lease" or "the Term hereof", as used in this Lease, shall be construed to include, when practicable, the Second Extension Term.

3. EXPANSION OPTION.

        3.1 (a) For purposes of this Lease, the term "Expansion Space" shall mean approximately 3,500 rentable square feet in any office locations in the Building not included in the Leased Premises on the date of this Lease, selected by Landlord.

             (b) Provided (i) Tenant has obtained and delivered to Landlord prior to the giving of Tenant's Expansion Notice by Tenant, in form and substance reasonably satisfactory to Landlord, the prior written consent of all Guaranty Obligors to Tenant's exercise of its rights, and Tenant's undertaking of obligations to Landlord, pursuant to this Paragraph 3 of this Exhibit C, such consent to also contain a ratification of the Guaranty by the Guaranty Obligors and a confirmation by the Guaranty Obligors of the continuation of their liability under the Guaranty after Tenant has exercised such rights and undertaken such obligations, (ii) Tenant is the Tenant, or a subsidiary, parent or Affiliate of the Tenant, originally named herein, (iii) Tenant actually occupies all of the Leased Premises originally demised under this Lease, and
(iv) Tenant is not in default under the terms and conditions of this Lease either as of the date of the giving of "Tenant's Expansion Notice" or the "Expansion Space Inclusion Date" (as such terms are hereinafter defined), Tenant shall have the right to include all of the Expansion Space within the

Leased Premises upon the same terms and conditions as this Lease, subject to the terms and provisions of this Paragraph 3 of this Exhibit C.

      3.2 (a) On or after the date that is forty-eight (48) full calendar months following the month in which the Commencement Date occurred, but in no event after the last day of the eightieth (80) full calendar month following the month in which the Commencement Date occurred, Landlord shall give Tenant written notice of the availability and location of the Expansion Space. Within ten (10) business days following Tenant's receipt of such notice from Landlord, Tenant may exercise its right under Paragraph 3.1(b) hereof only by delivering to Landlord an unconditional written offer to lease the Expansion Space on the terms provided herein (hereinafter called "Tenant's Offer Notice"). The Expansion Space in such Tenant's Offer Notice shall be added to and included in the Leased Premises, and the payment of rent in connection therewith, shall commence on the date (herein called the "Expansion Space Inclusion Date"), after the delivery by Tenant to Landlord of the Tenant's Offer Notice, that (i) is forty-five (45) days following the date such space shall become available for Tenant's possession if such space has been improved previously or (ii) the construction by Landlord, at Landlord's expense, of Building Standard improvements is Substantially Completed if such space has not been improved previously. Time shall be of the essence with respect to the delivery of Tenant's Offer Notice.

            (b) If Tenant timely delivers the Tenant's Offer Notice to Landlord pursuant to Paragraph 3.2(a) above, Tenant shall be irrevocably bound to lease the Expansion Space on the terms hereof. If Tenant does not timely deliver the Tenant's Offer Notice to Landlord pursuant to Paragraph 3.2(a) above, Landlord shall be under no further obligation under this Paragraph 3.

        3.3 Tenant agrees to accept the Expansion in its condition and the state of repair existing as of the Expansion Space Inclusion Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare such space for Tenant's occupancy. If, however, such space has not been improved previously, Landlord shall reimburse up to $5.00 per rentable square foot in such space for tenant improvements to such space to be performed on terms acceptable to Landlord. Tenant shall be entitled to no reserved and only 1 unreserved parking space in the parking garage for the Building for every 700 rentable square feet in the Expansion Space leased by Tenant.

4. ESCALATIONS OF ANNUAL BASE RENT. Annual Base Rent shall be increased by two percent (2%) after each twelve (12) month period during the Term, effective on each anniversary of the Commencement Date. In addition to such annual increases of Annual Base Rent, Annual Base Rent shall be increased by an amount equal to $2.00 per rentable square foot in the Leased Premises, effective on the sixth
(6th) anniversary of the Commencement Date.

5. ABATEMENT OF ANNUAL BASE RENT. Annual Base Rent payable during the first
(lst) through the twelfth (12th) calendar months of the Term shall be abated to the extent of

$13,583.33 per each such calendar month. In addition, Annual Base Rent payable during the thirteenth (13th) through the seventy-second (72nd) calendar months of the Term shall be abated to the extent of $14,129.93 per each such calendar month.

6. LANDLORD'S CONSENT TO ASSIGNMENT OR SUBLETTING. Landlord shall not unreasonably withhold, condition or delay its prior written consent to any voluntary, written assignment to an assignee (not by operation of law) or any sublease to a sublessee requested by Tenant in writing.

7. ELEVATOR SERVICE. At least one (1) passenger elevator in the Building shall be in operation at all times.

8. RESERVED PARKING SPACES. Included in the number of Tenant's Parking Permits in the Parking Garage of Building are six (6) Parking Permits for reserved spaces, each of which entitles the holder thereof to a particular parking space.

9. ASSIGNMENT OR SUBLETTING TO AN AFFILIATE. Anything in Paragraphs 16A or 16C of this Lease to the contrary notwithstanding, but subject to the terms of Paragraph 16B of this Lease, Landlord's consent shall not be required for an assignment or subletting by Tenant to any Affiliate thereof; provided, however, Tenant shall give Landlord written notice within thirty (30) days of such assignment or subletting and provide to Landlord all information relating thereto reasonably requested by Landlord.

10. LANDLORD'S TIMELY ACQUISITION AND INSTALLATION OF BUILDING STANDARD MATERIALS. Landlord shall use reasonably diligent efforts to obtain and install Building Standard materials on a timely basis in order to attempt to cause the Tenant Work to be Substantially Completed on or before the Projected Commencement Date.

11. INTEREST ON COLLATERAL. The Collateral shall be held by Landlord in an interest-bearing account at a financial institution selected by Landlord. The interest that accrues on the Collateral shall become part of, and be disposed of or used with, the Collateral in accordance with the terms and provisions of this Lease.

12. CURRENT RATE FOR HVAC. The current rate for after-hours HVAC service in the Building is approximately $40.00 per hour per floor. This rate is subject to change.

13. LIMITATION ON LATE FEE CHARGES. Anything in Paragraph 3E of this Lease to the contrary notwithstanding, Landlord shall not charge a late fee for any late payment by Tenant hereunder, unless, during the twelve (12) month period preceding such late payment (or any shorter period if twelve (12) months of the Term have not elapsed), Tenant already has, on at least two (2) occasions, made a late payment.

14. TENANT'S LIMITED AUDITING RIGHTS. Landlord agrees that it will maintain reasonably complete and accurate records of all costs, expenses and disbursements which shall be paid or incurred by Landlord with respect to the operating Expenses, and Tenant, at its sole cost and expense, and/or its authorized representative, shall have the right, at all times (but no more than once during any calendar year), to inspect and/or audit (and make copies of, subject to the terms of this Paragraph 14 of this Exhibit C) Landlord's books and records relating to this Lease for any year or years for which Additional Rent shall become or became due, any such inspection and/or audit to be conducted at Landlord's office during normal business hours; provided, however, Landlord agrees to reimburse Tenant for the reasonable costs of any such inspection and/or audit conducted by or for it in the event said inspection and/or audit shall prove that the Operating Expenses for the period of time covered by such inspection and/or audit shall have been overstated by seven percent (7%) or more. Any overpayment or underpayment of Operating Expenses by Tenant shall ] be adjusted between Landlord and Tenant by payment within thirty
(30) days following the date such overpayment or underpayment is proven by such inspection and/or audit or otherwise determined in accordance herewith. Landlord, at any time, shall be entitled to obtain a copy of such inspection and/or audit, any report issued in connection therewith and any work papers of Tenant and/or its representative prepared in connection therewith, certified by Tenant to Landlord to be true, correct and complete. Landlord shall have no obligation to make any payment to Tenant pursuant to this Paragraph 14 of this Exhibit C until Tenant has furnished to Landlord any such certified materials requested by Landlord. If, during any such inspection and/or audit, the time of any employee of Landlord and/or the Building's property manager is required by Tenant and/or its representative, Tenant shall be charged $30.00 per hour for any such employee's time. If the photocopying equipment of Landlord and/or the Building's property manager is used during any such inspection and/or audit, Tenant shall be charged $.10 for each page photocopied. Such charges are deemed to be Addi tional Rent payable by Tenant under this Lease. If, as a result of any such inspection and/or audit, Landlord and Tenant dispute the existence or the amount of any overpayment or underpayment of Operating Expenses by Tenant, unless otherwise mutually agreed, any such dispute shall be resolved by arbitration in the jurisdiction in which the Leased Premises are located in accordance with the then Commercial Rules of the American Arbitration Association. The cost of the arbitration, including, without limitation, reasonable attorneys' fees, of each party shall be borne by such party, unless the subject of the dispute is whether an overpayment equals or exceeds seven percent (7%) and/or Landlord is obligated to pay the cost of such inspection and/or audit, in which event the losing party in such dispute shall bear the other party's costs of the arbitration. Tenant shall be considered to be the losing party for the purposes of this Paragraph 14 of this Exhibit C if such arbitration results in a determination that Landlord's statement delivered to Tenant pursuant to Paragraph 4B of this Lease contained an aggregate discrepancy of less than seven percent (7%) in Landlord's favor. Landlord shall be considered to be the losing party for the purposes of this Paragraph 14 of this Exhibit C if such aggregate discrepancy is equal to or greater than seven percent (7%) in Landlord's favor.

15. DEFINITION OF LATENT DEFECT. The term "Latent Defect" shall mean any defect in the base Building shell, Base Construction or Tenant Work created by a person or entity other than Tenant, Tenant's Architect, any contractor engaged by Tenant, any subcontractor engaged by any such contractor or any subcontractor engaged by such subcontractor, of which defect neither Tenant nor any representative of Tenant had actual knowledge, and of which defect neither Tenant nor any such representative could have known through a reasonable investigation, either during construction of the Tenant Work or at the time Tenant took possession of the Leased Premises.

16. NAME OF BUILDING. Anything in this Lease to the contrary notwithstanding, Landlord shall not allow the name of the Building to be the name or associated with the name of any of the following eight (8) entities: Energy and Environmental Analysis (EEA), ICF International, Science Applications International Corporation (SAIC), Putnam, Hayes and Bartlett, Inc., Resource Dynamics, Chemonics, Charles River Associates or Foster Associates. The eight
(8) names listed in the preceding sentence may be changed by Tenant from time to time during the Term upon at least ninety (90) days prior written notice from Tenant to Landlord provided that Landlord has not already agreed to name the Building after a name of which Tenant gives such notice to Landlord. Landlord shall have no obligation to change the name of the Building as a result of Tenant's rights under this Paragraph 16 of this Exhibit C.

17. ADDITIONAL COVENANTS AND REPRESENTATIONS. Landlord represents and warrants to the best of its current, actual knowledge and belief, without any investigation whatsoever, that the Building and Leased Premises are in compliance with all laws, ordinances, codes and regulations at the commencement of this Lease and that the Building contains no asbestos or electric components which contain PCB's in violation of any applicable law. Landlord further represents and warrants that Landlord has good title to the Building and Leased Premises, subject to existing encumbrances. Tenant shall not release into the environment, deposit, discharge, place or dispose of at, on, under or near the Property, or any part thereof, in violation of any law, rule or regulation, any "hazardous materials", "hazardous material contamination", "hazardous waste", "hazardous substance" or any other similar items as regulated by any applicable laws, rules or regulations pertaining to the Property, or any part thereof, or its use.

18. NOTICE OF FAILURE TO PAY. Landlord agrees to give Tenant at least ten (10) days prior written notice of any failure by Tenant to pay all or any portion of the Rent or any installment thereof when due, or any failure to pay any other sum required to be paid by Tenant under this Lease, before such failure shall constitute a breach of or default under this Lease, unless, during the twelve
(12) month period preceding such failure (or any shorter period if twelve (12) months of the Term have not elapsed), Landlord already has, on at least two (2) occasions, given Tenant such a notice with respect to any other such failure.

19. EXECUTION OF LEASE. On or before October 28, 1991: (a) Tenant shall deliver to Landlord (i) two (2) original counterparts of this Lease duly executed by Tenant, (ii) one (1) original counterpart of the Guaranty duly executed by RCG International, Inc., a Delaware corporation, in accordance with Paragraph 23 of this Exhibit C, and (iii) two (2) original counterparts of the Subordination duly executed and acknowledged by Tenant; and (b) Landlord shall deliver to Tenent (i) two (2) original counterparts of this Lease duly executed by Landlord, (ii) one (1) original counterpart of the Subordination duly executed and acknowledged by Landlord, and (iii) one (1) original counterpart of the Subordination duly executed and acknowledged by Landlord and VIB, N.V., a Netherlands corporation. If any of the events described in the preceding sentence are not fully performed on or before October 28, 1991, this Lease shall be deemed null and void, and neither party hereto shall have any rights or remedies therefor or any further obligation to the other for performance hereunder.

20. SYSTEMS FURNITURE. Prior to the Commencement Date, Tenant shall, by written notice delivered to Landlord, irrevocably designate and identify by detailed descriptions, including, without limitation, serial numbers, all furniture ordered or purchased by Tenant prior to the Commencement Date for its use in the Leased Premises (the "Systems Furniture"). All Systems Furniture for which Tenant has or will seek reimbursement from the Above-Standard Allowance provided by Landlord (the "Above-Standard Allowance Systems Furniture") shall be clearly designated and separated from any other Systems Furniture in such notice. Anything in this Lease to the contrary notwithstanding, the Above-Standard Allowance Systems Furniture shall become Landlord's property upon the expiration or earlier termination of this Lease.

21. $87,782 PAYMENT. Landlord shall give Tenant at least seventeen (17) days advanced written notice of the date (the "Estimated Substantial Completion Date") on which Landlord esti mates the Tenant Work will be Substantially Completed, except for any Latent Defects and uncompleted Punch List Items; provided, however, no such Estimated Substantial Completion Date shall be prior to January 2, 1992. If the Tenant Work is not Substantially Completed, except for any Latent Defects and uncompleted Punch List Items, on or before the Estimated Substantial Completion Date, such event shall not be a breach or default by Landlord under this Lease and Landlord shall not have any liability whatsoever to Tenant on account thereof and this Lease shall not be rendered void or voidable as a result of. In addition, Landlord shall use reasonably diligent efforts to give written notice to Tenant that the Tenant Work has been Substantially Completed, except for any Latent Defects and uncompleted Punch List Items, promptly after the Substantial Completion of Tenant Work, except for any Latent Defects and uncompleted Punch List Items. In consideration of this Lease, and other good and value consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, subject to the other terms of this Paragraph, Landlord shall be obligated to pay Eighty Seven Thousand Seven Hundred Eighty-Two and No/100 Dollars ($87,782) (the "$87,782 Payment") to Tenant when the latest of the following has occurred: (a) the Commencement Date;
(b) the full and complete possession and occupancy of the Leased Premises by Tenant; and (c) the commencement of operation and conducting of business in the Leased Premises by Tenant.

Notwithstanding anything in this Lease to the contrary, in the event Tenant exercises its option to terminate this Lease in accordance with Paragraph 2 of this Lease because the Tenant Work is not Substantially Completed, except for any Latent Defects and uncompleted Punch List Items, due to no cause, event or matter beyond Landlord's control, subject to the terms of the last sentence of this Paragraph, Landlord shall be obligated to pay to Tenant the $87,782 Payment. Landlord and Tenant agree Landlord shall not be liable to Tenant for the $87,782 Payment in the event Tenant exercises its option to terminate this Lease in accordance with Paragraph 2 of this Lease if the Tenant Work is not Substantially Completed, except for any Latent Defects and uncompleted Punch List Items, due to any other reason whatsoever. Any payment by Landlord to Tenant of the $87,782 Payment shall be made by wire transfer to Manufacturers Hanover Trust, 270 Park Avenue, Attention: Shari Stern, Account Number 134-0-70-362, Account Title: RCG/Hagler, Bailly, ABA Routing Number 021000306, within three (3) business days following the later of the following dates: (a) the date Landlord has received from Tenant written evidence of Tenant's non-refundable payment of $87,782 to the Aerospace Center, Joint Venture; and
(b) the date Landlord is obligated to pay the $87,782 Payment to Tenant.

22. SOLE SET-OFF AND OFFSET RIGHTS OF TENANT. In the event Landlord fails to timely make the $87,782 Payment to Tenant, as Tenant's sole right and remedy thereof under this Lease and any other document relating hereto or thereto, shall be to offset the amount of the $87,782 Payment, or any portion thereof, not paid to Tenant, together with interest thereon at the Interest Rate from the date of any such failure through the date of offset. Landlord shall be released of any obligation under this Lease to make the $87,782 Payment to Tenant to the extent Tenant has exercised its offset right under this Paragraph.

23. GUARANTY OF MONETARY OBLIGATIONS. Tenant shall cause RCG International, Inc., a Delaware corporation, to execute and deliver to Landlord a guaranty of the monetary obligations of Tenant under this Lease (the "Guaranty"), contemporaneously with the execution and delivery of this Lease by Tenant to Landlord, in the form of the Guaranty of Monetary Obligations attached hereto as Exhibit F. Anything in this Lease to the contrary notwithstanding, Landlord shall have no obligation to modify, amend, change or rearrange the terms of this Lease, or renew or extend the initial ten (10) year Term of the Lease, or expand the rentable square feet of the Leased Premises beyond the 16,803 rentable square feet initially demised pursuant to this Lease, or settle, compromise, adjust or release any obligation of Tenant under this Lease until Tenant has obtained and delivered to Landlord the prior written consent of all Guaranty Obligors to the same, such consent to be in form and substance reasonably accept able to Landlord and to also contain a ratification of the Guaranty by the Guaranty Obligors and a confirmation by the Guaranty Obligors of the continuation of their liability under the Guaranty following the same.

                                   EXHIBIT "D"

[EDGAR Note: Please see Appendix for description of omitted graphics]

                                    EXHIBIT E

                             CLEANING SPECIFICATIONS

I. OFFICE AREAS:

      A.    Services performed nightly.

            1. Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the Leased Premises nightly; wash receptacles as necessary.

            2. Empty and damp wipe all ash trays; screen all sand urns nightly and supply and replace sand as necessary.

            3. Vacuum all rugs and carpeted areas of offices, lobbies and corridors nightly.

            4. Hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, window sills and all other horizontal surfaces nightly; wash window sills when necessary.

            5.    Damp wipe and polish all glass furniture tops nightly.

            6. Remove finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, private entrance glass and partitions.

            7.    Wash all water coolers.

            8.    Sweep private stairways nightly and vacuum if carpeted.

            9. Sweep all uncarpeted floors employing dust controlled techniques.

            10. Keep all stairways, sidewalks, parking areas and loading facilities throughout the entire Building in clean condition daily.

            11.   Damp mop spillage in office and public areas as required.

      B.    Services performed as necessary.

            1.    Wash waste receptacles.

            2.    Wash window sills.

            3.    Damp mop floors where spillage occurred.

            4.    Damp dust all telephones.

            5.    Dress and buff floors to maintain scuff-free high gloss.

            6.    Damp dust all telephones as necessary.

            7.    Dust all miniblinds as necessary.

      C.    Services performed when reasonably requested by Property Manager.

            1.    Spot clean all rugs in carpeted areas.

      D.    Services performed monthly.

            1.    Tile floors waxed and buffed.

      E.    Services performed quarterly.

            1.    Strip and reseal floors.

            2.    Dust lights.

II. RESTROOMS:

      A.    Services performed nightly.

            1.    Sweep, mop, rinse, and dry floor.

            2.    Clean all mirrors, bright work and enameled surfaces.

            3. Wash and disinfect all basins, urinals and bowls using nonabrasive cleaners to remove stains and clean undersides of rim of urinals and bowls.

            4.    Scrub all fixtures using a cleaner to remove all stains.

            5. Wash both sides of all toilet seats with soap and water to disinfect.

            6. Damp wipe and wash with disinfectant when necessary all partitions, tile walls, and outside surfaces of all dispensers, including soap dishes and receptacles.

            7. Empty and sanitize all receptacles and sanitary disposals; thoroughly clean and wash at least once a week.

            8. Fill toilet tissue, soap, and sanitary napkin dispensers properly.

            9. Clean and polish flushometers, piping, toilet seat hinges and other metal.

      B.    Services performed weekly.

            1.    Scrub floors.

            2. Thoroughly wash all partitions, tile walls, dispensers, and receptacles.

      C.    Services performed monthly.

            1. Wash and polish all walls, partitions, tile walls, and enamel surfaces from trim to floor.

            2. Vacuum all louvers, ventilating grills and dust light fixtures.

      D. Keep the restrooms thoroughly cleaned and refrain from using disinfectant or deodorant to kill odor. If a disinfectant is necessary, an odorless product should be used.

III.  PUBLIC AREAS:

      A.    Brick or stone floors (Corridor and Lobby)

            1.    Nightly

                  a.    Sweep, wet mop.

                  b.    Buff, apply sealer coat.

      B.    Tile Floors

            1. Floors in office areas will be waxed and buffed as needed but at least once monthly. Floors will be stripped and re-waxed as necessary.

      C.    Carpeted area/rugs

            1.    Services performed nightly.
                  a.    Vacuum.
                  b.    Spot remove stains.

            2.    Services performed as necessary.
                  a. Shampooing done as necessary upon authorization of building management.

      D.    Brick or stone floors

               1.     Services performed nightly.
                      a. Sweep, wash and buff.

               2.     Services performed quarterly.
                      a.     Strip and reseal.

        E.     Walls

               1.     Services performed as necessary.
                      a.     Dust.
                      b.     Spot wash.
                      c.     Wash thoroughly.

        F.     Ceilings

               1.     Services performed as necessary.
                      a.     Dust.

        G.     Bright Work

               1.     Services performed nightly.
               a.     Dust and polish.

        H.     Lights

               1.     Services performed as necessary.
                      a.     Dust.
                      b.     Wash.

        I.     Entrance/Patio/Courtyard

               1.     Services performed nightly.
                      a.     Sweep.
                      b.     Police as necessary.

        J.     Elevators

               1.     Services performed nightly.
                      a.     Dust all surfaces, clean and polish all metal.
                      b.     If carpet, vacuum and clean.
                      c.     If tile, sweep, wash, dress and buff.
                      d.     Vacuum, clean, and polish elevator tracks.

               2.     Services performed as necessary.
                      a.     Dust/wash light fixtures.
                      b.     Dust ceiling.
                      c.     Shampoo carpet.
                      d.     If tile, scrub and wax.

               3.     Services performed quarterly.
                      a.     If tile, strip and reseal.

        K.     Ash urns

               1.     Services performed nightly.
                      a.     Clean and polish.
                      b.     Sift out all foreign articles.

               2.     Services performed as necessary.
                      a.     Replace sand frequently.

        L.     Water Coolers

               1.     Services performed nightly.
                      a.     Wash, disinfect and dry polish.

        M.     Stairways and landings.

               1.     Services performed nightly.
                      a.     Sweep risers.
                      b.     If carpet, police and vacuum.

               2.     Services performed weekly.
                      a.     If carpet, spot stain removal.

               3.     Services performed monthly.
                      a.     Wet mop risers.

               4.     Services performed as necessary.
                      a.     If carpet, shampoo.

        N.     Fire Extinguisher

               1.     Services performed nightly.
                      a.     Dust.

               2.     Services performed as necessary.
                      a.     Wash.

      0.    Doors

            1.    Services performed as necessary.
                  a.    Wooden doors, dust, wash, and polish.

      P.    Glass

            1.    Services performed nightly.
                  a.    Clean glass entrance doors and adjacent glass panels.

            2.    Services performed quarterly.
                  a.    Clean partition glass and interior glass doors.

      Q.    General

            1.    Services performed nightly.

                  a.    Sweep and/or vacuum entrance mats.
                  b.    Thoroughly wash transoms, high and low.
                  c. Wipe down mail depository and keep glass and metal clean at all times.
                  d. Sweep outside plaza and sidewalk areas; curbs should be broom swept.
                  e.    Police outside plaza, sidewalk, and parking garage.
                  f. Wipe and clean all metal hardware fixtures and other bright work.
                  g. Keep supply rooms in a clean, neat, and orderly condition.
                  h. Dust and/or wash all directory boards as required. Remove finger prints and smudges nightly.
                  i. Maintain building lobby corridors and other public areas in a clean condition.

            2.    Services performed as necessary.
                  a.    Wash and/or shampoo mats and/or blotters.
                  b.    Hose and/or steam, plaza and sidewalk areas.

            3.    Services performed as requested by Property Manager.
                  a. Wipe all interior metal window frames, mullions, and other unpainted interior metal surfaces of the perimeter of the building each time the interior of the windows is washed.

            4.    Services performed quarterly.

                  a. Dust and wipe clean all closet shelving when empty and carpet sweep or dry mop all floors in closets if such are empty.

                  b. Dust all picture frames, charts, graphs, and similar wall hangings.

                  c. Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

            d. Damp dust all ceiling air conditioning diffusers, wall grids, reenters, and other ventilating louvers. If this is not frequent enough, will be done monthly.
            e. Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures.

R.    Day Services

      1. At least once, but no more than twice during the day, check men's washrooms for toilet tissue replacement.

      2. At least once, but no more than twice during the day, check ladies' washroom for toilet tissue and sanitary napkin replacements. Remove money once a week.

      3. Supply toilet tissue, soap, and towels in men's and ladies' washrooms.

      4. As needed, vacuuming of elevator cabs will be performed. Wipe down smudges.

      5. There will be a constant surveillance of public areas to insure cleanliness.

      6. Perform special cleaning needs of individual tenants as authorized by the Property Manager.

      7. All public area ash urns will be kept clean, sand sifted, and free from excess debris.

      8. Public area glass doors will be kept free of smudges and fingerprints.

      9.    Sweep and wash sidewalks and exterior stairwells as needed.

      10.   Set out foul weather mats and carpets.

      11.   Police parking garage for trash.

      12.   Shovel snow and apply de-icer to sidewalks as needed.

S.    Window Cleaning

      1. Semi-annual cleaning of interior and exterior windows, frames and mullions.

                                    EXHIBIT F


                        GUARANTY OF MONETARY OBLIGATIONS

        This GUARANTY OF MONETARY OBLIGATIONS (this "Guaranty") is given by RCG INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as "Guarantor"), to WILSON BOULEVARD VENTURE, a Virginia general partnership (hereinafter referred to as "Landlord").

        In order to induce Landlord to demise to RCG/Hagler, Bailly, Inc., a District of Columbia corporation (hereinafter, together with its successors and assigns, referred to as "Tenant"), certain premises (hereinafter referred to as the "Leased Premises") described in and pursuant to a certain Office Lease (hereinafter, together with all modifications, renewals and extensions thereof, collectively referred to as the "Lease") dated of even date herewith, executed by and between Landlord and Tenant, the Guarantor agrees as follows:

        1. Guarantor does hereby absolutely, irrevocably and unconditionally guarantee to Landlord and its successors and assigns (hereinafter Landlord and its successors and assigns are collectively referred to as "Owner"), the full, prompt and complete payment by Tenant of the Rent (as defined in the Lease) and all other sums (such Rent and other sums are hereafter collectively referred to as the "Monetary Obligations") which are payable by Tenant to Owner under or in connection with the Lease.

        2. This is an absolute, irrevocable and unconditional guaranty of payment, and not a guaranty of collection. In the event of default, breach or failure of payment in any respect by Tenant under the Lease, Owner may proceed and have a right of action against either Guarantor or Tenant or jointly against Guarantor and Tenant.

        3. None of the terms, covenants or conditions of the Lease shall be modified, amended, changed, rearranged, renewed or extended by Tenant or Owner (the foregoing phrase shall not be deemed or construed to imply that either Tenant or Landlord shall be entitled to unilaterally make any modification, amendment, change, rearrangement, renewal or extension of the terms, covenants or conditions of the Lease without the written agreement thereto of the other), without the prior written consent of Guarantor, and no settlement, compromise, adjustment or release by Owner of any the Monetary Obligations shall occur without the prior written consent of Guarantor. Guarantor shall not be entitled to make any defenses against any claim asserted by Owner in any suit or action instituted by Owner to enforce this Guaranty, nor to be excused from any liability hereunder, except that, if Tenant has the right to withhold payment of any of the Monetary Obligations, then Guarantor may withhold payment of such Monetary Obligations (except as provided in Paragraph 4 hereof), it being the intent hereof that the liability of Guarantor hereunder is primary and unconditional. Anything in this Guaranty to the contrary notwithstanding (except as provided in Paragraph 4 hereof), (a) any modification, amendment, change, rearrangement, renewal or extension of any of the terms, covenants or conditions of the Lease consented to by Guarantor in writing, any settlement, compromise, adjustment, release, confession or surrender of any of the Monetary Obligations consented to by Guarantor in writing, any waiver, indulgence, forbearance, omission, delay, neglect, refusal or failure on the part of Owner in enforcing any of the Monetary Obligations, any failure of Owner to perfect or continue any security interest or lien securing any or all of the Monetary Obligations, any failure of Owner to preserve, maintain or insure any collateral securing any or all of the Monetary Obligations, or any failure of owner to sell any such collateral in a commercially reasonable manner or as otherwise required by law, shall not in any way affect, impair or discharge Guarantor's unconditional liability hereunder; (b) Guarantor hereby irrevocably waives any rights arising from Section 49-29 of the Code of Virginia; (c) this Guaranty will not be impaired because the Lease is unenforceable or invalid or is ultra vires, or any person acting on behalf of Tenant in negotiating or executing the Lease acted beyond his or her authority, and Guarantor will be liable under this Guaranty, notwithstanding that Tenant may not be liable under the Lease, to the same extent that Guarantor would be liable if the Lease were enforceable against Tenant in accordance with their respective terms, unless the Lease is unenforceable against Tenant as a result of a default by Owner, beyond any applicable notice or cure period, under the Lease; (d) except as expressly provided in the Lease to the contrary, Guarantor hereby irrevocably waives notice of acceptance hereof, notice of the existence or creation of the Monetary Obligations, presentment and demand for payment of any of the Monetary Obligations, protest and notice of dishonor and protest with regard to the Monetary Obligations and any and all other notices which by law or under the terms and provisions of the Lease are required to be given to Tenant, and also, except as expressly provided in the Lease to the contrary, Guarantor irrevocably waives any demand for or notice of breach or default of the payment of the Monetary Obligations; and (e) Guarantor hereby irrevocably waives any right to require Owner, and any legal obligation, duty or necessity of Owner, to proceed first against Tenant or to exhaust any remedy Owner may have against Tenant or any other person or entity or to exercise diligence in preserving the liability of Tenant or any such other person or entity with respect to the Monetary Obligations, including, without limitation, any rights arising from Section 49-25 or Section 49-26 of the Code of Virginia.

        4. Anything in this Guaranty to the contrary notwithstanding, in the event Tenant shall become insolvent, shall be adjudicated a bankrupt, or shall file a petition for reorganization, arrangement or similar relief under any present or future provision of the Bankruptcy Reform Act of 1978, as amended (the "Code"), or similar law, or if a petition filed by creditors of Tenant under the Code or any such similar law shall be approved by a court, or if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future federal or state law or if a receiver of all or part of its property and assets is appointed by any state or federal court, and in any such proceeding the Lease shall be terminated or rejected or the obligations of Tenant thereunder shall be modified, except to the extent, and only the extent, such termination, rejection or modi fication is a result of a default by Owner, beyond any applicable notice or cure period, under the Lease, Guarantor shall immediately pay to Owner (a) an amount equal to all Rent (as defined in the Lease) accrued to the date of such termination, rejection or modification, plus
(b) all other sums, if any, payable by Tenant to Owner under or in connection with the Lease, plus (c) an amount equal to the then cash value of the Rent which would have been payable under the Lease for the unexpired portion of the Term (as defined in the Lease) thereby demised discounted at the Interest Rate (as defined in the Lease) to the then present value, less the then cash rental value of the Leased Premises for such unexpired portion of the Term similarly discounted, together with interest on the amounts designated under (a), (b) and
(c) in this paragraph at the highest lawful rate per annum from the date of demand of such payment to the date of payment [unless there is no maximum rate of interest provided by law with respect to such amounts, in which event such amounts shall bear interest at the Interest Rate (as defined in the Lease)]. Guarantor's obligation to make payment in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Tenant or its estate in bankruptcy resulting from the operation of any present or future provision of the Code or other similar statute.

        5. The payment by Guarantor of any amount pursuant to this Guaranty shall not in any way entitle Guarantor to any right, title or interest in and to any of the Monetary Obligations or any proceeds thereof. As long as there are any outstanding Monetary Obligations payable under the Lease, Guarantor hereby irrevocably waives any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Landlord) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Tenant or any other person or entity liable for payment of any or all of the Monetary Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise, including, without limitation, any rights arising from Section 49-27 or Section 49-29 of the Code of Virginia. Guarantor expressly subordinates its rights to payment of any indebtedness owing from Tenant to Guarantor, whether now existing or arising at any time in the future, to the prior right of Owner to receive or require payment in full of the Monetary Obligations (including Rent and other sums accruing under or in connection with the Lease after any petition under the Code, which post-petition Rent and other sums Guarantor agrees shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in proceedings under the Code generally). If a default by Tenant has occurred under the Lease and is continuing and Guarantor receives any payment, satisfaction or security for any indebtedness of Tenant to Guarantor, until the Monetary Obligations are fully satisfied, Guarantor agrees forthwith to deliver such payment, satisfaction or security to Owner in the form received, endorsed or assigned as may be appropriate, for application on account of, or as security for, the Monetary Obligations, and until so delivered, Guarantor agrees to hold the same in trust for Owner.

        6. Guarantor represents and covenants that it is and shall remain informed of the financial condition of the Tenant and all of the circumstances which bear on the risk of non-payment of the Monetary Obligations. Guarantor waives any right to require Owner to disclose to Guarantor any information Owner has or may have in the future concerning such condition or circumstances.

        7. In the event Owner or Tenant requests the written consent of Guarantor to any matter, Guarantor shall not unreasonably withhold, condition or delay such consent, provided that such matter does not materially increase the liability of Guarantor under this Guaranty.

        8. Guarantor shall be entitled to be released by Owner from Guarantor's obligations under this Guaranty, if the Lease is assigned by Tenant, Owner has Consented in writing specifically to such assignment or such assignment is otherwise permitted under the Lease and the assignee has, or causes the assumption of all of Guarantor's then existing and future obligations under this Guaranty by a person or entity that has, a consolidated net worth equal to or greater than Fourteen Million and No/100 Dollars ($14,000,000.00).

        9. This Guaranty shall be construed under and in accordance with the laws of the Commonwealth of Virginia and applicable federal law, and all monetary obligations of Guarantor hereunder are performable at the place where Rent is payable under the Lease. Guarantor irrevocably (a) submits to the jurisdiction of any Virginia state court or federal court sitting in the Com monwealth of Virginia with respect to any suit, action or proceeding relating to this Guaranty, (b) waives any objection which Guarantor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (c) waives the right to object that any such court does not have jurisdiction over Guarantor, and (d) consents to the service of process in any such suit, action or proceeding by the mailing of a copy of such process to Guarantor by postage prepaid, certified mail, return receipt requested, addressed to Guarantor at the following mailing address or at such other address of which Owner shall have received notice: RCG International, Inc., Park Avenue Plaza, New York, New York 10055. Nothing in this paragraph shall affect Owner's right to service process in any other manner permitted by law or to bring any proceeding against Guarantor in any other court having jurisdiction.

            10. Guarantor represents and warrants to Owner as follows:

                  (a) Guarantor is a corporation duly organized, validly
            existing and in good standing under the laws of the state of its incorporation.

                  (b) Guarantor has the corporate power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty and this Guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy and insolvency laws, or other laws of general application relating to the enforcement of creditor's rights.

                  (c) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all requisite action on the part of Guarantor and do not and will not violate or conflict with the articles of incorporation or bylaws of Guarantor or any law, rule or regulation, or any order, writ, injunction or decree of any court, governmental authority or agency, or arbitrator known to Guarantor, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license or other instrument or agreement known to Guarantor to which Guarantor or any property or asset of Guarantor is bound.

                  (d) No authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third party is necessary for the execution, delivery or performance by Guarantor of this Guaranty or the validity or enforceability thereof against Guarantor.

                  (e) The value of the consideration received and to be received by Guarantor as a result of Landlord demising the Leased Premises to Tenant is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation have benefitted and may reasonably be expected to benefit Guarantor directly or indirectly.

        11. Guarantor shall pay to owner on demand all costs incurred by Owner, and Owner's reasonable attorneys' fees, in the collection or enforcement of this Guaranty, whether or not suit is brought.

        12. The exercise by Owner of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

        13. Any acknowledgment or new promise, whether by payment or otherwise and whether by Tenant or others (including Guarantor), with respect to any of the Monetary Obligations shall, if the statute of limitations in favor of Guarantor against Owner shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

        14. This Guaranty shall be binding upon the successors and assigns of Guarantor, and shall inure to the benefit of the heirs, legal representatives, successors and assigns of Owner.

        15. This Guaranty can only be modified, waived, altered or amended by a written instrument or instruments executed by Owner and Guarantor. Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to either Owner or Guarantor.

        16. Guarantor recognizes that Landlord is relying upon this Guaranty and the undertakings of Guarantor hereunder in demising the Leased Premises to Tenant and further recognizes that the execution and delivery of this Guaranty is a material inducement to Landlord in demising the Leased Premises to Tenant. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty, except as expressly provided herein.

               EXECUTED as of the 25th day of October, 1991.

                                            GUARANTOR:

                                            RCG INTERNATIONAL, INC.


                                            By:______________________________
                                                  Name:_______________________
                                                  Title:______________________

                                        EDGAR APPENDIX


      Exhibit D: Diagram of floorplan of ninth floor of 1530 Wislon Boulevard, indicating that there is 16,803 square feet of rentable space

                                      -7-